The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(B)(5)
Registration No. 333-228333
Subject to Completion, dated August 10, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 10, 2020)

KKR & Co. Inc.
15,000,000 Shares    % Series C Mandatory Convertible Preferred Stock
We are offering 15,000,000 shares of our    % Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”).
We intend to use the net proceeds from this offering, together with a combination of cash on hand, proceeds from potential minority co-investors and the net proceeds, if any, from other Financing Transactions (as defined herein), to fund the acquisition (the “Acquisition”) of Global Atlantic Financial Group Limited (“Global Atlantic”) and pay related costs and expenses. This offering is not conditioned upon the consummation of the Acquisition. Accordingly, if you decide to purchase the Mandatory Convertible Preferred Stock in this offering, you should be willing to do so whether or not we complete the Acquisition. If the Acquisition is not consummated and we decide not to exercise our acquisition termination redemption option as described herein, we intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our Board of Directors, or an authorized committee thereof, at an annual rate of    % on the liquidation preference of $50.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or in any combination of cash and shares of our common stock on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2020, and ending on, and including, September 15, 2023.
Unless earlier converted or redeemed, each share of the Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last Trading Day (as defined herein) of the Settlement Period (as defined herein) into between    and    shares of our common stock (respectively the “Minimum Conversion Rate” and the “Maximum Conversion Rate”), each, subject to anti-dilution adjustments as described herein. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our common stock over the 20 consecutive Trading Day period (the “Settlement Period”) beginning on, and including, the 21st Scheduled Trading Day (as defined herein) immediately preceding September 15, 2023. At any time prior to September 15, 2023, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of our common stock at the Minimum Conversion Rate of    shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments as described herein. If holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a Fundamental Change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the Fundamental Change Conversion Rate (as defined herein), and the holders will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount (each as defined herein).
As described herein, we will have the option to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at the redemption amount set forth herein if the consummation of the Acquisition has not occurred on or prior to May 7, 2021 (or any later date corresponding to the Outside Termination Date (as defined in the Merger Agreement) as extended pursuant to the Merger Agreement (as defined herein)) or an Acquisition Termination Event (as defined herein) occurs.
Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “KKR PR C.” If the application is approved, we expect trading of the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. Our common stock is listed on the NYSE under the symbol “KKR.” The last reported sale price of our common stock on the NYSE on August 7, 2020 was $36.90 per share.
Investing in the Mandatory Convertible Preferred Stock involves significant risks. See “Risk Factors” beginning on page S-18 herein and in the documents we have incorporated by reference for more information.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$
We have granted the underwriters the option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 2,250,000 shares of the Mandatory Convertible Preferred Stock from us at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.
The underwriters expect to deliver the Mandatory Convertible Preferred Stock to purchasers on or about    , 2020.
Joint Book-Running Managers
Goldman Sachs & Co. LLC	KKR	Morgan Stanley
  , 2020

Prospectus Supplement
Prospectus
This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein, have been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless the context suggests otherwise:
(i)	references to “KKR,” “we,” “us” and “our” refer to KKR & Co. Inc. and its subsidiaries, except where the context requires otherwise;
(ii)	references to “KFN” refer to KKR Financial Holdings LLC, an indirect subsidiary of KKR & Co. Inc. and the issuer of certain indebtedness that is non-recourse to KKR & Co. Inc.;
(iii)
references to the “Series I Preferred Stockholder” are to KKR Management LLP, the holder of the sole share of our Series I preferred stock, which converted from a limited liability company named KKR Management LLC to a limited liability partnership in the Reorganization (as defined below);

(iii)
references to our “principals” are to our senior employees who hold interests in KKR’s business through KKR Holdings L.P. (“KKR Holdings”) and references to our “senior principals” are to our senior employees who hold interests in the Series I Preferred Stockholder; and

(iv)	references to our “Board of Directors” are to the board of directors of KKR & Co. Inc.
S-i

On January 1, 2020, we completed an internal reorganization (the “Reorganization”), in which (i) KKR Management Holdings L.P. and KKR International Holdings L.P., which were former intermediate holdings companies for KKR’s business, were combined with another intermediate holding company, KKR Fund Holdings L.P., which changed its name to KKR Group Partnership L.P. (“KKR Group Partnership”) and became the sole intermediate holding company for KKR’s business, (ii) the issuers of each series of KKR’s outstanding senior notes were contributed to KKR Group Partnership and the guarantees by KKR International Holdings L.P. and KKR Management Holdings L.P. under the senior notes were automatically and unconditionally released and discharged pursuant to the terms of the indentures governing such senior notes, with KKR Group Partnership remaining as a guarantor and (iii) the ownership interests of certain operating subsidiaries of KKR Group Partnership were reorganized. References to “KKR Group Partnerships” for periods prior to the Reorganization mean KKR Fund Holdings L.P., KKR Management Holdings L.P. and KKR International Holdings L.P., collectively, and references to “KKR Group Partnership” for periods following the Reorganization mean KKR Group Partnership L.P. References to a “KKR Group Partnership Unit” mean (i) one Class A partner interest in each of KKR Fund Holdings L.P., KKR Management Holdings L.P. and KKR International Holdings L.P., collectively, for periods prior to the Reorganization and (ii) one Class A partner interest in KKR Group Partnership for periods following the Reorganization. In connection with the 6.75% Series A Preferred Stock (“Series A Preferred Stock”) and 6.50% Series B Preferred Stock (“Series B Preferred Stock”) of KKR & Co. Inc., KKR Group Partnership has series of preferred units issued and outstanding with economic terms designed to mirror those of the Series A Preferred Stock and Series B Preferred Stock, respectively. Effective May 8, 2020, Class A common stock of KKR & Co. Inc. was renamed as common stock, and Class B common stock and Class C common stock of KKR & Co. Inc. were reclassified into Series I preferred stock and Series II preferred stock, respectively (the “Reclassification”). References to “common stock” for periods prior to the Reclassification mean Class A common stock of KKR & Co. Inc., and references to “Series I preferred stock” and “Series II preferred stock” for periods prior to the Reclassification mean Class B common stock and Class C common stock of KKR & Co. Inc., respectively. KKR & Co. Inc. has one class of common stock authorized and outstanding.
Contemporaneously with the Reorganization, we acquired KKR Capstone Americas LLC and its affiliates (“KKR Capstone”) on January 1, 2020. References to “non-employee operating consultants” for periods prior to the acquisition include employees of KKR Capstone, who were not employees of KKR during such periods. Prior to the acquisition, KKR Capstone was owned and controlled by its senior management and was not a subsidiary or affiliate of KKR.
References to our “funds” or our “vehicles” refer to investment funds, vehicles and accounts advised, sponsored or managed by one or more subsidiaries of KKR, including collateralized loan obligations (“CLOs”) and commercial real estate mortgage-backed securities vehicles, unless the context requires otherwise. They do not include investment funds, vehicles or accounts of any hedge fund or other manager with which we have formed a strategic partnership where we have acquired an ownership interest.
This prospectus supplement also uses the terms assets under management (“AUM”), fee paying assets under management (“FPAUM”), capital invested and syndicated capital. You should note that our calculations of these and other operating metrics may differ from the calculations of other investment managers and, as a result, may not be comparable to similar metrics presented by other investment managers.
The use of any defined term in this prospectus supplement and the accompanying prospectus to mean more than one entities, persons, securities or other items collectively is solely for convenience of reference and in no way implies that such entities, persons, securities or other items are one indistinguishable group. For example, notwithstanding the use of the defined terms “KKR,” “we” and “our” in this prospectus supplement to refer to KKR & Co. Inc. and its subsidiaries, each subsidiary of KKR & Co. Inc. is a standalone legal entity that is separate and distinct from KKR & Co. Inc. and any of its other subsidiaries.
S-ii

NON-GAAP RECONCILIATION
Unless otherwise indicated, references to equity interests in KKR’s business, or to percentage interests in KKR’s business, reflect the aggregate equity interests in KKR Group Partnership and are net of amounts that have been allocated to our principals and other employees in respect of the carried interest from KKR’s business as part of our “carry pool” and certain minority interests. In this prospectus supplement, the term “GAAP” refers to accounting principles generally accepted in the United States of America.
Certain of the financial measures contained in or incorporated by reference in this prospectus supplement are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders and noteholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for or superior to, similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020 and June 30, 2020, each of which is incorporated by reference in this prospectus supplement.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.
We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the Mandatory Convertible Preferred Stock offered hereby. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since such dates.
S-iii

SUMMARY
This summary does not contain all the information you should consider before investing in the Mandatory Convertible Preferred Stock. You should read this entire prospectus supplement and accompanying prospectus and the documents incorporated by reference herein carefully, including the financial statements and related notes and reconciliations contained or incorporated by reference herein and the sections entitled “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2020, each of which is incorporated by reference in this prospectus supplement.
Overview
We are a leading global investment firm that manages multiple alternative asset classes including private equity, credit and real assets, with strategic partners that manage hedge funds. We aim to generate attractive investment returns for our fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with our portfolio companies. We invest our own capital alongside the capital we manage for fund investors and provide financing solutions and investment opportunities through our capital markets business.
Our business offers a broad range of investment management services to our fund investors and provides capital markets services to our firm, our portfolio companies and third parties. Throughout our history, we have consistently been a leader in the private equity industry, having completed more than 360 private equity investments in portfolio companies with a total transaction value in excess of $630 billion as of June 30, 2020. We have grown our firm by expanding our geographical presence and building businesses in areas such as leveraged credit, alternative credit, capital markets, infrastructure, energy, real estate, growth equity, core and impact investments. Our balance sheet has provided a significant source of capital in the growth and expansion of our business, and has allowed us to further align our interests with those of our fund investors. Building on these efforts and leveraging our industry expertise and intellectual capital have allowed us to capitalize on a broader range of the opportunities we source. Additionally, we have increased our focus on meeting the needs of our existing fund investors and in developing relationships with new investors in our funds.
We seek to work proactively and collaboratively as one-firm across business lines, departments, and geographies, as appropriate, to achieve what we believe are the best results for our funds and the firm. Through our offices around the world, we have a pre-eminent global integrated platform for sourcing transactions, raising capital and carrying out capital markets activities. Our growth has been driven by value that we have created through our operationally focused investment approach, the expansion of our existing businesses, our entry into new lines of business, innovation in the products that we offer investors in our funds, an increased focus on providing tailored solutions to our clients and the integration of capital markets distribution activities.
As a global investment firm, we earn management, monitoring, transaction and incentive fees and carried interest for providing investment management, monitoring and other services to our funds, vehicles, CLOs, managed accounts and portfolio companies, and we generate transaction-specific income from capital markets transactions. We earn additional investment income by investing our own capital alongside that of our fund investors, from other assets on our balance sheet and from the carried interest we receive from our funds and certain of our other investment vehicles. A carried interest entitles the sponsor of a fund to a specified percentage of investment gains that are generated on third-party capital that is invested.
Our investment teams have deep industry knowledge and are supported by a substantial and diversified capital base; an integrated global investment platform; the expertise of operating professionals, senior advisors and other advisors; and a worldwide network of business relationships that provide a significant source of investment opportunities, specialized knowledge during due diligence and substantial resources for creating and realizing value for stakeholders. These teams invest capital, a substantial portion of which is of a long duration and not subject to redemption. As of June 30, 2020, approximately 79% of our capital is committed for an average of eight years or more, providing us with significant flexibility to increase the value of investments and select exit opportunities. We believe that these aspects of our business will help us continue to expand and grow our business and deliver strong investment performance in a variety of economic and financial conditions.

Our Business
We operate our business in four business lines: (1) Private Markets, (2) Public Markets, (3) Capital Markets and (4) Principal Activities. Information about our business lines below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2020, each of which is incorporated by reference in this prospectus supplement.
Private Markets
Through our Private Markets business line, we manage and sponsor a group of private equity funds that invest capital for long-term appreciation, either through controlling ownership of a company or strategic minority positions. In addition to our traditional private equity funds, we sponsor investment funds that invest in growth equity, core and impact investments. We also manage and sponsor investment funds that invest capital in real assets, such as infrastructure, energy, and real estate. Our Private Markets business line includes separately managed accounts that invest in multiple strategies, which may include our credit strategies as well as our private equity and real assets strategies. These funds and accounts are managed by Kohlberg Kravis Roberts & Co. L.P., an SEC-registered investment adviser.
As of June 30, 2020, our Private Markets business line had $124.8 billion of AUM, consisting of $85.1 billion in private equity (including growth equity, core and impact investments), $27.6 billion in real assets (including infrastructure, energy, and real estate) and $12.1 billion in other related strategies.
Public Markets
Through our Public Markets business line, we operate our credit and hedge funds platforms. Our credit business invests capital in (i) leveraged credit strategies, including leveraged loans, high-yield bonds, opportunistic credit and revolving credit strategies, and (ii) alternative credit strategies, including special situations and private credit strategies such as direct lending and private opportunistic credit (or mezzanine) investment strategies. The funds, CLOs, separately managed accounts, investment companies registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and alternative investment funds in our leveraged credit and alternative credit strategies are managed by KKR Credit Advisors (US) LLC, which is an SEC-registered investment adviser, KKR Credit Advisors (Ireland) Unlimited Company, which is regulated by the Central Bank of Ireland. Our business development company (“BDC”) platform consists of BDCs advised by FS/KKR Advisor, LLC (“FS/KKR Advisor”), which is a, investment adviser jointly owned by KKR and Franklin Square Holdings, L.P. (“FS Investments”) following the completion of our strategic partnership with FS Investments on April 9, 2018. Our Public Markets business line also includes our hedge funds platform, which consists of strategic partnerships with third-party hedge fund managers in which KKR owns a minority stake (which we refer to as “hedge fund partnerships”). Our hedge fund partnerships offer a variety of investment strategies, including equity hedge funds, hedge fund-of-funds, and credit hedge funds. We intend to continue to grow the Public Markets business line by leveraging our global investment platform, experienced investment professionals and the ability to adapt our investment strategies to different market conditions to capitalize on investment opportunities that may arise at various levels of the capital structure and across market cycles.
As of June 30, 2020, our Public Markets business line had $96.9 billion of AUM, comprised of $41.2 billion of assets managed in our leveraged credit strategies (which include $5.3 billion of assets managed in our opportunistic credit strategy and $1.9 billion of assets managed in our revolving credit strategy), $6.8 billion of assets managed in our special situations strategy, $23.5 billion of assets managed in our private credit strategies, $24.6 billion of assets managed through our hedge fund platform, and $0.8 billion of assets managed in other strategies. Our private credit strategies include $17.0 billion of assets managed in our direct lending strategy and $6.5 billion of assets managed in our private opportunistic credit strategy. Our BDC platform has approximately $14.1 billion in combined assets under management, which are reflected in the AUM of our leveraged credit strategies and alternative credit strategies above. We report all of the assets under management of the BDCs in our BDC platform. We report only a pro rata portion of the AUM in our strategic partnership with third-party hedge fund managers based on KKR’s percentage ownership in them.

Capital Markets
Our Capital Markets business line is comprised of our global capital markets business, which is integrated with KKR’s other business lines, and serves our firm, our portfolio companies and third-party clients by developing and implementing both traditional and non-traditional capital solutions for investments or companies seeking financing. These services include arranging debt and equity financing, placing and underwriting securities offerings, and providing other types of capital markets services that may result in the firm receiving fees, including underwriting, placement, transaction and syndication fees, commissions, underwriting discounts, interest payments and other compensation, which may be payable in cash or securities, in respect of the activities described above.
Our capital markets business underwrites credit facilities and arranges loan syndications and participations. When we are sole arrangers of a credit facility, we may advance amounts to the borrower on behalf of other lenders, subject to repayment. When we underwrite an offering of securities on a firm commitment basis, we commit to buy and sell an issue of securities and generate revenue by purchasing the securities at a discount or for a fee. When we act in an agency capacity or best efforts basis, we generate revenue for arranging financing or placing securities with capital markets investors. We may also provide issuers with capital markets advice on security selection, access to markets, marketing considerations, securities pricing, and other aspects of capital markets transactions in exchange for a fee. Our capital markets business also provides syndication services in respect of co-investments in transactions participated in by KKR funds or third-party clients, which may entitle the firm to receive syndication fees, management fees and/or a carried interest.
The capital markets business has a global footprint, with local presence and licenses to carry out certain broker-dealer activities in various countries in North America, Europe, Asia-Pacific and the Middle East. Our flagship capital markets subsidiary is KKR Capital Markets LLC, an SEC-registered broker-dealer and a member of the Financial Industry Regulation Authority.
Principal Activities
Through our Principal Activities business line, we manage the firm’s own assets on our balance sheet and deploy capital to support and grow our business lines. Typically, the funds in our Private Markets and Public Markets business lines contractually require us, as general partner of the funds, to make sizable capital commitments from time to time. We believe making general partner commitments assists us in raising new funds from limited partners by demonstrating our conviction in a given fund’s strategy. We also use our balance sheet to acquire investments in order to help establish a track record for fundraising purposes in new strategies. We may also use our own capital to seed investments for new funds, to bridge capital selectively for our funds’ investments or finance strategic acquisitions and partnerships, although the financial results of an acquired business or hedge fund partnership may be reported in our other business lines.
Our Principal Activities business line also provides the required capital to fund the various commitments of our Capital Markets business line when underwriting or syndicating securities, or when providing term loan commitments for transactions involving our portfolio companies and for third parties. Our Principal Activities business line also holds assets that may be utilized to satisfy regulatory requirements for our Capital Markets business line and risk retention requirements for our CLOs.
We also make opportunistic investments through our Principal Activities business line, which include co-investments alongside our Private Markets and Public Markets funds as well as Principal Activities investments that do not involve our Private Markets or Public Markets funds.
We endeavor to use our balance sheet strategically and opportunistically to generate an attractive risk-adjusted return on equity in a manner that is consistent with our fiduciary duties, in compliance with applicable laws, and consistent with our one firm approach.

Recent Developments
Global Atlantic Acquisition
On July 7, 2020, Magnolia Parent LLC (“Parent”), an indirect subsidiary of KKR & Co. Inc., Magnolia Merger Sub Limited, a direct subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Atlantic, Global Atlantic Financial Life Limited, a direct subsidiary of Global Atlantic (“Life”) (which is owned by Global Atlantic and LAMC LP), LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the Equity Representative (as defined in the Merger Agreement).
Pursuant to the Merger Agreement, at the closing (the “Closing”) of the Acquisition, which is estimated to occur in early 2021, Merger Sub will merge with and into Global Atlantic, with Global Atlantic continuing as the surviving entity and a direct wholly-owned subsidiary of Parent. Immediately following the merger, Life will merge with and into Global Atlantic, with Global Atlantic continuing as the surviving entity and a direct wholly-owned subsidiary of Parent. The outstanding debt securities of Global Atlantic’s subsidiaries will remain outstanding obligations of solely such entities and will not be assumed or guaranteed by the KKR.
Pursuant to the Merger Agreement, following the Closing, Parent will pay shareholders of Global Atlantic and Life an aggregate amount equal to 1.0x GAAP Shareholders’ Equity of Global Atlantic, excluding Accumulated Other Comprehensive Income (“GA Book Value”), subject to certain adjustments, as of the date of Closing, subject to an equity roll-over for certain existing shareholders who elect to participate in the roll-over. As of June 30, 2020, GA Book Value was approximately $4,366.0 million. The aggregate merger consideration will be allocated among each of Global Atlantic’s and Life’s outstanding ordinary shares, incentive shares and equity awards in accordance with their terms. Under the terms of the Merger Agreement and in accordance with the applicable plan documentation, unvested Global Atlantic restricted share awards will convert into the right to receive a number of Parent restricted units having the same value as the Global Atlantic restricted share award immediately prior to the Closing.
Prior to the consummation of the Acquisition, KKR intends to syndicate a portion of the equity interest in Parent to minority co-investors. Subject to the level of roll-over by existing Global Atlantic shareholders and syndicated co-investments, KKR intends to hold approximately 60% of the economic interest in Global Atlantic immediately following the Acquisition.
Pursuant to the Merger Agreement, the consummation of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i) obtaining the approval of a majority of the outstanding shares of Global Atlantic, (ii) obtaining requisite regulatory approvals and (iii) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Acquisition. In addition, the obligation of the parties to complete the Acquisition is subject to certain other customary conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects.
Following the closing of the Acquisition, KKR plans to serve as the investment manager to Global Atlantic’s insurance companies, subject to receipt of applicable regulatory approvals. See “Risk Factors—Regulatory approvals that are required for KKR to acquire Global Atlantic and for KKR to become the investment adviser to Global Atlantic's insurance subsidiaries may be delayed, denied or granted with unattractive conditions, which could delay, reduce or eliminate the anticipated benefits of the Acquisition.”
Global Atlantic’s Business
Unless the context otherwise requires, the term “Global Atlantic,” as used in this section, refers to Global Atlantic Financial Group Limited and its consolidated subsidiaries.
Global Atlantic is a leading U.S. retirement and life insurance company focused on delivering meaningful long-term value for its customers. It addresses its customers’ financial needs through a broad range of products and solutions for both individuals and institutions. Global Atlantic has made the strategic decision to focus on markets that it believes have attractive risk and return characteristics. These markets allow it to leverage its strength in distribution and expertise in investment and risk management.

Global Atlantic was founded in 2004, when its CEO and members of its current management team formed the “Reinsurance Group” within The Goldman Sachs Group, Inc. Prior to 2013, Global Atlantic’s primary focus was reinsuring blocks of in-force retirement and life insurance products. In May 2013, Global Atlantic separated from Goldman Sachs and became an independent company domiciled in Bermuda. In connection with the separation, Global Atlantic expanded its individual insurance distribution platform and further developed its in-house investment and risk management capabilities.
Today, Global Atlantic serves over two million policyholders. Global Atlantic focuses exclusively on two markets in the United States: retirement and life insurance.
•
Retirement: Global Atlantic’s principal retirement products are fixed-rate annuities and fixed-indexed annuities, referred to together as “fixed annuities.” These retirement products help consumers save for, and provide income during, retirement. Global Atlantic offers its retirement products through its distribution partners, primarily banks and broker-dealers. It also offers block reinsurance of retirement products to institutions.

•
Life insurance: Global Atlantic’s principal life insurance products are indexed universal life and preneed life. Its life products can be used for a wide range of purposes, including savings, protection and estate planning. Global Atlantic offers its life products through its distribution partners, primarily independent insurance agencies and funeral homes. Global Atlantic also offers block reinsurance of life insurance products to institutions.

Global Atlantic accesses both individual and institutional distribution channels, which it believes are complementary. These channels provide Global Atlantic with favorable opportunities across various market environments.
•
Individual Channel: Global Atlantic primarily seeks to reach individuals in the U.S. who are planning for, or are already in, retirement. Its retirement products are distributed primarily through a network of industry-leading distribution partners, including banks, broker-dealers and independent insurance agencies. Global Atlantic believes that its focus on banks and broker-dealers provides it with attractive returns and creates meaningful barriers to entry for competitors. Global Atlantic’s life products are sold in three specialized markets: traditional individual life, corporate life and preneed life. In the traditional individual life and corporate life markets it distributes primarily through independent insurance agencies and in the preneed life market it distributes primarily through funeral homes.

•
Institutional Channel: Global Atlantic provides customized retirement and life solutions to assist companies in meeting their strategic, risk management and capital goals. These solutions include block reinsurance, the reinsurance of pension risk transfer transactions, and ongoing “flow” business, which is the reinsurance of new policies written by other retirement and life insurance companies, who reinsure it to Global Atlantic. In order to generate reinsurance opportunities, Global Atlantic targets retirement and life insurance companies that it believes may seek to transact in the reinsurance market.

Within the markets in which it operates, Global Atlantic seeks leading positions in its individual and institutional channels. In 2019, it achieved a top five sales ranking for fixed annuities, as reported by the Life Insurance and Market Research Association. Global Atlantic estimates that it was a top five block reinsurer, based on industry data since its separation from Goldman Sachs in May 2013 to June 30, 2020.
As of June 30, 2020, Global Atlantic had $92,166 million of assets. For the six months ended June 30, 2020 and the year ended December 31, 2019, Global Atlantic generated $255 million and $633 million of net income attributable to Global Atlantic Financial Group Limited shareholders, respectively.
Financing Transactions
We expect to finance the Acquisition, net of equity roll-over participation, with a combination of cash on hand (including cash generated by the monetization of investments prior to Closing), proceeds from potential syndication of the equity interest in Parent to minority co-investors and the issuance of new debt and/or equity, including this offering (collectively, the “Financing Transactions”). See “Use of Proceeds.”

We cannot predict the number of existing shareholders of Global Atlantic who will elect to participate in the roll-over or the amount of minority ownership interests that we will be able to syndicate to co-investors, and as a result, we may own a higher percentage of Global Atlantic at Closing than we currently anticipate. Additionally, the consideration for the Acquisition is based on the GA Book Value, subject to certain adjustments, as of the date of Closing, and as a result we will not know such amount prior to Closing. We may be required to pay consideration for the Acquisition in excess of the proceeds of any Financing Transactions we complete prior to the Closing of the Acquisition.
As part of the Financing Transactions, we intend to also issue debt securities (which may include senior notes and/or subordinated notes). See “Risk Factors—Risks Relating to the Acquisition—There is no condition to consummating the Acquisition based on KKR’s ability to obtain financing as anticipated, and the failure of KKR to obtain sufficient equity roll-over by existing Global Atlantic shareholders, new co-investors or other financing at attractive terms for KKR could materially and adversely affect KKR.”
This offering is not conditioned upon the consummation of the Acquisition or any of the other Financing Transactions. We cannot assure you that we will complete the Acquisition or any of the other Financing Transactions on the terms contemplated by this prospectus supplement, or at all. Accordingly, even if the Acquisition or other Financing Transactions do not occur, the Mandatory Convertible Preferred Stock issued in this offering will remain outstanding, unless, in the event the Acquisition does not occur on or prior to May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement) or an Acquisition Termination Event (as defined herein) occurs, we elect to redeem the Mandatory Convertible Preferred Stock as described herein. Purchasers of the Mandatory Convertible Preferred Stock in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon the completion of any of the other Financing Transactions or the Acquisition, some or all of which are reflected in the adjustments included in that information, and because the actual terms of such transactions may differ, perhaps substantially, from those reflected in this prospectus supplement.

Organizational Structure
KKR & Co. Inc. is a holding company that owns the general partner of KKR Group Partnership, which in turn is the intermediate holding company that owns the KKR business. KKR & Co. Inc. owns certain but not all of the limited partner interests of KKR Group Partnership. KKR & Co. Inc. consolidates the financial results of KKR Group Partnership and its subsidiaries. Shares of common stock of KKR & Co. Inc. are listed on the NYSE under the symbol “KKR.”
The simplified diagram set forth below depicts our structure as of June 30, 2020, without giving effect to the Acquisition. The diagram does not depict all of our subsidiaries or the carry pool through which our employees and other persons are entitled to carried interest earned in respect of certain investment funds and vehicles.

(1)
The following, each a wholly owned subsidiary of KKR Group Finance Co. Holdings Limited, are issuers of our existing senior notes, as applicable: KKR Group Finance Co. II LLC, KKR Group Finance Co. III LLC, KKR Group Finance Co. IV LLC, KKR Group Finance Co. V LLC, KKR Group Finance Co. VI LLC, and KKR Group Finance Co. VII LLC.

(2)	Following the Closing of the Acquisition, Global Atlantic will become an indirect subsidiary of KKR Group Partnership L.P.
(3)
Currently 40% or 43%, as applicable, of the carried interest earned from our investment funds is allocated to a carry pool, from which our employees and other persons are eligible to receive a carried interest allocation.

The Offering
The summary below describes the principal terms of the Mandatory Convertible Preferred Stock offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock” and any free writing prospectus we may provide you in connection with this offering for a more detailed description of the terms and conditions of the Mandatory Convertible Preferred Stock. As used in this section, the terms the “Company,” “us,” “we” or “our” refer to KKR & Co. Inc. and not any of its subsidiaries or affiliates.
Securities Offered
15,000,000 shares of our  % Series C Mandatory Convertible Preferred Stock, par value $0.01 per share.
Underwriters’ Option
We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 2,250,000 additional shares of the Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.
Public Offering Price
$   per share of the Mandatory Convertible Preferred Stock.
Liquidation Preference
$50.00 per share of the Mandatory Convertible Preferred Stock.
Dividends
   % of the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock per annum.
Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from (and including) the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “Initial Issue Date”), whether or not in any dividend period or periods there have been funds legally available or shares of our common stock legally permitted to be issued for the payment of such dividends and, to the extent that our Board of Directors, or an authorized committee thereof, declares (out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in common stock) a dividend payable with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion; provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate, except as described below.
If declared, dividends will be payable on the relevant dividend payment date (as described below) to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding March 1, June 1, September 1 and December 1, as applicable (each a “Regular Record Date”), whether or not such holders early convert their shares of the Mandatory Convertible Preferred Stock or such shares of the Mandatory Convertible Preferred Stock are automatically converted after the Regular Record Date corresponding to such dividend payment date and on or prior to the related dividend payment date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. The expected dividend payable on the first dividend payment date is approximately $     per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $     per share of the Mandatory Convertible Preferred Stock. Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable dividend payment date. See “Description of Mandatory Convertible Preferred Stock—Dividends.”
If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the Average VWAP (as defined under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) per share of our common stock over the five consecutive Trading Day (as defined under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) period beginning on, and including, the sixth Scheduled Trading Day (as defined under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) prior to the applicable dividend payment date (such average, the “Average Price”).
Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number of shares equal to:
•	the declared dividend, divided by
•
$    , which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate, as described below) (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.
The “Initial Price” is calculated by dividing $50.00 by the Maximum Conversion Rate and initially equals approximately $    , the closing price of our common stock on August     , 2020.
Dividend Payment Dates
March 15, June 15, September 15 and December 15, commencing on December 15, 2020, and to, and including, September 15, 2023.
Acquisition Termination
Redemption
If the Acquisition has not closed on or prior to May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement) or if the Merger Agreement is terminated or we determine, in our reasonable judgment, that the Acquisition will not occur, we may, at our option, give notice of an acquisition termination redemption to the holders of the Mandatory

Convertible Preferred Stock. If we provide such notice, then, on the Acquisition Termination Redemption Date (as defined herein), we will redeem the shares of Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-Whole Amount (as described herein).
If redeemed, we will pay the Acquisition Termination Make-Whole Amount in cash unless the Acquisition Termination Share Price described herein exceeds the Initial Price. If the Acquisition Termination Share Price exceeds the Initial Price, we will pay the Acquisition Termination Make-Whole Amount in shares of our common stock and cash, unless we elect, subject to certain limitations, to pay cash or deliver shares of common stock in lieu of these amounts. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption”.
Other than pursuant to the acquisition termination redemption provisions described in this prospectus supplement, the Mandatory Convertible Preferred Stock will not be redeemable by us.
Mandatory Conversion Date
The second business day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be September 15, 2023.
Mandatory Conversion
On the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless earlier converted or redeemed, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below.
If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding September 15, 2023, we will pay such dividend to the holders of record on the immediately preceding Regular Record Date.
If, on or prior to the Mandatory Conversion Date, we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:
(i)	the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (such amount, the “Additional Conversion Amount”), divided by
(ii)	the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using September 15, 2023 as the applicable dividend payment date).
To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share of Mandatory Convertible Preferred Stock, to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of the Mandatory Convertible Preferred Stock.
Conversion Rate
Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than     shares of our common stock (the “Maximum Conversion Rate”) and not less than     shares of our common stock (the “Minimum Conversion Rate”), depending on the Applicable Market Value of our common stock, as described below and subject to certain anti-dilution adjustments described herein.
The “Applicable Market Value” of our common stock is the Average VWAP per share of our common stock over the Settlement Period. The “Settlement Period” is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 15, 2023. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion.”
The following table illustrates hypothetical conversion rates per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described herein.
Assumed Applicable Market Value of our common stock	Assumed Conversion Rate (number of shares of our common stock to be received upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price	shares of common stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between and shares of common stock, determined by dividing $50.00 by the Applicable Market Value of our common stock

Less than the Initial Price	shares of common stock

The “Threshold Appreciation Price,” which is equal to approximately $    , is calculated by dividing $50.00 by the Minimum Conversion Rate, and represents approximately     % appreciation over the Initial Price.
Early Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below), at any time prior to September 15, 2023, holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock at the Minimum Conversion Rate, as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments described herein.
If, as of any Early Conversion Date (as defined herein), we have not declared and paid all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the Dividend Payment Date (as defined herein) prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time will receive an additional number of shares of our common stock equal to:
•
the aggregate amount of undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock for all such prior full dividend periods (such amount, the “Early Conversion Additional Amount”), divided by

•
the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
If a “Fundamental Change” (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to September 15, 2023, holders of the Mandatory Convertible Preferred Stock will have the right during the Fundamental Change Conversion Period (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock (or units of exchange property as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) at the “Fundamental Change Conversion Rate.” The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and the price paid or deemed paid per share of our common stock in such Fundamental Change (the “Fundamental Change Stock Price”).
Holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-Whole Amount” equal to the present value (calculated using a discount rate of  % per annum) of all dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole

Amount—Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount”)) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next dividend payment date and (ii) all remaining full dividend periods from, and including, the dividend payment date following the Fundamental Change Effective Date to, but excluding, September 15, 2023. If we elect to pay the Fundamental Change Dividend Make-Whole Amount in shares of our common stock (or units of exchange property) in lieu of cash, the number of shares of our common stock (or units of exchange property) that we will deliver will equal (x) the Fundamental Change Dividend Make-Whole Amount, divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.
In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount in cash (to the extent we are legally permitted to make such payment in cash and to the extent permitted under the terms of the documents governing our indebtedness) or shares of our common stock or any combination thereof, at our election, upon conversion. If we elect to pay the Accumulated Dividend Amount in shares of our common stock (or units of exchange property) in lieu of cash, the number of shares of our common stock (or units of exchange property) that we will deliver will equal (x) the Accumulated Dividend Amount, divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.
To the extent that the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount or the dollar amount of any portion thereof paid in shares of our common stock (or units of exchange property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (computed to the nearest cent) pro rata per share to the eligible holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.
See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”
Voting Power
Except as specifically required by Delaware law or our amended and restated certificate of incorporation, the holders of the Mandatory Convertible Preferred Stock will have no voting rights or powers.
Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on our Board of Directors will, at the next annual meeting of stockholders or at a special meeting of stockholders, automatically be increased by two, and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined in “Description of Mandatory Convertible Preferred Stock—Voting Power”) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, if any, to vote for the election of a total of two additional members of our Board of Directors, subject to certain limitations. See “Description of Mandatory Convertible Preferred Stock—Voting Power.”
So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class:
(1)
amend or alter the provisions of our amended and restated certificate of incorporation so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock (as defined below);

(2)
amend, alter or repeal the provisions of our amended and restated certificate of incorporation or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or

(3)
consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless, in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or in which the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction, in each case, subject to certain exceptions.

For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Power.”

Ranking
The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:
•
senior to (i) our common stock, (ii) our existing Series I Preferred Stock and our existing Series II Preferred Stock and (iii) each other class or series of our capital stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•
on parity with (i) our existing Series A Preferred Stock and our existing Series B Preferred Stock and (ii) any class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•
junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.
In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of our subsidiaries. See “Risk Factors—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.”
For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”
As of June 30, 2020, KKR had total outstanding indebtedness of $28.7 billion and 13,800,000 outstanding shares of Series A Preferred Stock (with a liquidation preference of $25 per share), 6,200,000 outstanding shares of Series B Preferred Stock (with a liquidation preference of $25 per share), 1 outstanding share of Series I Preferred Stock (with a liquidation value of $0.01 per share) and 285,978,495 outstanding shares of Series II Preferred Stock (with a liquidation value of $0.000000001 per share).

Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us, will be approximately $    million (or approximately $   million if the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full).
KKR & Co. Inc. intends to contribute the net proceeds from this offering to KKR Group Partnership. In exchange, KKR & Co. Inc. expects that KKR Group Partnership will issue to KKR & Co. Inc. (or a wholly-owned subsidiary of KKR & Co. Inc.) a new series of preferred units with economic terms designed to mirror those of the Mandatory Convertible Preferred Stock. See “Description of the Mandatory Convertible Preferred Stock—Mirror Units.” We and KKR Group Partnership intend to use the net proceeds of this offering, together with a combination of cash on hand and the net proceeds from any other Financing Transactions, to finance in part the Acquisition and pay related costs and expenses and the remainder, if any, for general corporate purposes. We may invest the net proceeds from this offering temporarily until we use them for their stated purpose. The closing of this offering is not conditioned upon the consummation of any other Financing Transactions or on the closing of the Acquisition. In the event we do not consummate the Acquisition for any reason, the net proceeds of this offering would be available for general corporate purposes. However, if the Acquisition has not closed on or prior to May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement (as defined in this prospectus supplement)) or if the Merger Agreement is terminated or we determine in our reasonable judgment that the Acquisition will not occur, we will have the right, but not the obligation, to redeem the Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption.”
Certain U.S. Federal Income Tax Consequences
Certain U.S. federal income tax consequences of purchasing, owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon conversion are described in “Certain United States Federal Income Tax Consequences.”
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.
Listing
We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “KKR PR C.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. Our common stock is listed on the NYSE under the symbol “KKR.”
Payment and Settlement
Our Mandatory Convertible Preferred Stock is expected to be delivered against payment on      , 2020. The shares of the Mandatory Convertible Preferred Stock will be registered in the name of a nominee of The Depository Trust Company (“DTC”). In general, beneficial ownership interests in the Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Risk Factors
See “Risk Factors” starting on page S-18 herein and in the documents we have incorporated by reference for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of the Mandatory Convertible Preferred Stock.
Conflicts of Interest
Global Atlantic was established on April 30, 2013 upon the separation from a majority of The Goldman Sachs Group, Inc. (“GS”) ownership in Global Atlantic, and GS remains a minority shareholder of Global Atlantic. As a result of our contemplated use of proceeds for this offering, Goldman Sachs & Co. LLC, an underwriter in this offering, and/or its affiliates will likely receive more than 5% of the net proceeds of this offering, not including underwriting commissions. Additionally, KKR Capital Markets, LLC is an indirect subsidiary of KKR & Co. Inc. Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”) imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. As a result of the above, Goldman Sachs & Co. LLC and KKR Capital Markets, LLC will be deemed to have “conflicts of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Goldman Sachs & Co. LLC and KKR Capital Markets, LLC. will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities. See “Underwriting (Conflicts of Interest).”
Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement excludes the following:
•	any exercise by the underwriters in this offering of their over-allotment option to purchase additional shares of the Mandatory Convertible Preferred Stock;
•
any shares of our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock being offered in this offering, or any shares of our common stock that may be issued in payment of a dividend or issued in connection with an acquisition termination redemption on such Mandatory Convertible Preferred Stock; and

•
shares of common stock into which KKR Group Partnership Units held by KKR Holdings are exchangeable pursuant to the terms of the exchange agreement between us, KKR Group Partnership, KKR Holdings and KKR Group Holdings Corp.

RISK FACTORS
Investing in the Mandatory Convertible Preferred Stock involves risks. You should carefully review the following risk factors and the risks discussed under the captions “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2020, each of which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any pricing term sheet that we provide you in connection with the offering pursuant to this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in any such pricing term sheet. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Mandatory Convertible Preferred Stock and/or our common stock. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Mandatory Convertible Preferred Stock and/or our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.
Risks Relating to Acquisition
There can be no assurance that we will successfully complete the Acquisition on the terms or timetable currently contemplated or at all.
No assurance can be given that the Acquisition will be completed when expected, on the terms set forth in the Merger Agreement or at all. This offering is not conditioned upon the consummation of the Acquisition. The consummation of the Acquisition is subject to the satisfaction or waiver of certain closing conditions, including, among others: (i) obtaining requisite regulatory approvals, including the approvals of the Massachusetts Division of Insurance, the Iowa Insurance Division, the Indiana Department of Insurance, the Bermuda Monetary Authority, and other regulatory authorities, (ii) obtaining the approval of a majority of the outstanding shares of Global Atlantic and (iii) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Acquisition. In addition, the obligation of the parties to complete the Acquisition is subject to certain other conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the closing of the Acquisition.
Whether or not we complete the Acquisition, we have incurred, and will continue to incur, significant costs in connection with the Acquisition, including legal and other professional advisor fees and expenses. Additional costs, some of which may be unanticipated, may continue to be incurred following the closing of the Acquisition. These expenses would affect our results of operations in the period in which such expenses are recorded or our cash flow in the period in which such costs are actually paid. In addition, the diversion of the attention of the respective management teams of KKR and Global Atlantic away from their day-to-day operations as a result of the Acquisition could have an adverse effect on the operations of KKR or Global Atlantic prior to and after the closing of the Acquisition.
Furthermore, pursuant to the Merger Agreement, KKR has agreed not to acquire any business, securities or assets that could materially risk or delay our ability to obtain the required regulatory approvals for the Acquisition, which may preclude our ability to pursue certain other transactions that may be attractive to KKR until after the closing of the Acquisition.
A delay in closing or a failure to complete the Acquisition could have a negative impact on our business, results of operations, cash flows and financial position and on the trading price of our common shares.

There is no condition to consummating the Acquisition based on KKR’s ability to obtain financing as anticipated, and the failure of KKR to obtain sufficient equity roll-over by existing Global Atlantic shareholders, new co-investors or other financing at attractive terms for KKR could materially and adversely affect KKR.
Under the Merger Agreement, Magnolia Parent agreed to pay existing shareholders of Global Atlantic an amount in cash equal to 1.0x GAAP Shareholders' Equity of Global Atlantic, excluding Accumulated Other Comprehensive Income, and subject to certain other adjustments, as of the date of closing. The amount of consideration payable by us will be reduced by the amount of any equity roll-over by certain existing shareholders who elect to participate in KKR’s offer to permit them to roll-over their equity in Global Atlantic at the closing. As of June 30, 2020, GA Book Value was approximately $4,366 million. We expect to finance the Acquisition, net of equity roll-over participation, with a combination of cash on hand, proceeds from potential minority co-investors and the issuance of new debt and/or equity by KKR.
We currently do not know the amount of equity that existing Global Atlantic shareholders will elect to roll over, which means that we also do not yet know the total amount of cash consideration that KKR will be required to fund in order to consummate the Acquisition. In addition, we cannot predict the amount of Global Atlantic equity that we will be able to syndicate to co-investors, which would also have the effect of reducing the amount of cash from KKR’s balance sheet that would be needed to fund the Acquisition. If KKR is unable to obtain any roll-over or co-investments, then KKR will be obligated to pay the entire amount of consideration for the Acquisition in cash. There can be no assurance that KKR can achieve any material level of roll-over or co-investment, due to factors that are both within and not within its control, including the fact that KKR may be unwilling to provide terms sufficiently attractive to entice roll-over investors or co-investors to become stockholders of Global Atlantic following the closing.
As of June 30, 2020, KKR had $3.0 billion of cash and short-term investments and $1.0 billion available to be drawn under its corporate revolver. As of June 30, 2020, in addition to KKR’s uncalled capital commitments to its investment funds as their general partner, KKR had contractual commitments of $200.0 million and $461.3 million with respect to (i) the purchase of investments and other assets primarily in our Principal Activities business line and (ii) underwriting transactions, debt financing, and syndications in our Capital Markets business line, respectively. See “ Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Environment—Liquidity” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We have not to date sought any additional lending commitments from third parties, although we believe that such lending commitments would be available to us in the event we sought to obtain them.
We currently anticipate that KKR & Co. Inc. will issue new debt and/or equity in order to finance part of the cash consideration required for the Acquisition. There can be no assurance that KKR will be able to issue any such debt or equity on terms that are attractive to KKR or in amounts sufficient to finance the consummation of the Acquisition. In addition, we also expect that a portion of the cash available to KKR for the Acquisition will come from the monetization of investments. There can be no assurance that KKR will be able to generate sufficient cash from such investment activity in the amounts we anticipate before the closing of the Acquisition. If KKR fails to generate sufficient cash from such investment or sale activities, then KKR may be required to issue more debt and/or equity than currently anticipated in order to finance the Acquisition.
In connection with the Merger Agreement, KKR Group Partnership has committed to provide the requisite equity financing to consummate the Acquisition and has guaranteed the obligations to pay, up to a cap, any potential damages awards, including any damages resulting from a failure by us to complete the Acquisition, to Global Atlantic under the Merger Agreement, in each case, subject to certain terms and conditions.
Regulatory approvals that are required for KKR to acquire Global Atlantic and for KKR to become the investment adviser to Global Atlantic's insurance subsidiaries may be delayed, denied or granted with unattractive conditions, which could delay, reduce or eliminate the anticipated benefits of the Acquisition.
The receipt of regulatory approvals for KKR to acquire Global Atlantic is a condition to closing. However, in addition to the risk of non-approval, regulatory approvals may be granted with conditions that are unattractive to KKR. Examples of unattractive regulatory conditions include restrictions on the ability of Global Atlantic’s insurance subsidiaries to declare dividends, requirements for KKR to provide financial support to Global

Atlantic’s insurance subsidiaries, and prohibitions or limitations on affiliate transactions between KKR and Global Atlantic’s insurance subsidiaries. The failure to obtain such approvals without the imposition of unattractive conditions could materially reduce the anticipated benefits of the Acquisition to KKR and our stockholders.
In addition, an important strategic rationale for the Acquisition is for KKR to become the primary investment adviser for Global Atlantic’s insurance subsidiaries. However, KKR’s entry into the related investment management agreements requires regulatory approvals, and the receipt of these regulatory approvals is not a condition to the closing of the Acquisition. Failure to timely obtain such approvals, or the imposition by any regulator of any conditions that will require us to modify the intended terms of our investment management agreements or that will otherwise limit our ability to act as an investment adviser as we expect would likely reduce the anticipated benefits of the Acquisition to KKR and our stockholders.
The Acquisition may not achieve its intended benefits, and certain difficulties, costs or expenses may outweigh such intended benefits.
While we expect the Acquisition to result in financial benefits to KKR and its stockholders, we may be unable to realize these benefits in the timeframe that we expect or at all. Achieving the anticipated benefits, including the Acquisition's impact on KKR’s AUM, FPAUM, book value, fee related earnings and after-tax distributable earnings, is subject to a number of uncertainties, including whether the Global Atlantic business will continue to operate in the manner we anticipate, whether the assumptions we used in our models were accurate, and whether our ability and the cost to finance the Acquisition will be consistent with our expectations. See “—There is no condition to consummating the Acquisition based on KKR’s ability to obtain financing as anticipated, and the failure of KKR to obtain sufficient equity roll-over by existing Global Atlantic shareholders, new co-investors or other financing at attractive terms for KKR could result in a material adverse effect on KKR.” In addition, KKR may become required to consummate the Acquisition even though Global Atlantic’s regulators impose unattractive conditions or limitations on the approval of the Acquisition or on KKR becoming the primary investment adviser for Global Atlantic’s insurance subsidiaries. See “—Regulatory approvals that are required for KKR to acquire Global Atlantic and for KKR to become Global Atlantic's investment adviser may be delayed, denied or granted with unattractive conditions, which could delay, reduce or entirely eliminate the anticipated benefits of the Acquisition.”
In addition, if and when the closing occurs, the Global Atlantic business may not perform in accordance with our expectations. While Global Atlantic is expected to continue to operate as a separate business, the Acquisition may result in material difficulties, costs, and expenses, including:
•
incremental operating costs arising from the integration of certain standards, controls, procedures and policies, including Global Atlantic's obligations to provide financial reporting as a subsidiary of a public company;

•	unknown potential liabilities of Global Atlantic for which we may become responsible or take responsibility;
•	potential liabilities arising from claims by roll-over investors or co-investors of Global Atlantic;
•	the potential loss of key employees at Global Atlantic and the costs associated with our efforts to retain them;
•	disruptions or perceived disruptions resulting from the Acquisition that may affect Global Atlantic's relationships with its policyholders and counterparties;
•	provisions in Global Atlantic's contracts with third parties that may permit a termination upon a change in control or purport to apply to its affiliates, including KKR; and
•	the significant attention required from our senior management, who will join the Global Atlantic board of directors and are expected to provide oversight of the Global Atlantic business.
Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy, which could adversely affect our and Global Atlantic's business, financial condition and results of operations. In addition, other events outside of our control, including, but not limited to, political climate, the severity and duration of the pandemic, and regulatory or legislative changes, could also adversely affect our ability to realize the anticipated benefits from the Acquisition. As a result of these risks, we may fail to realize some or all of the anticipated benefits of the Acquisition or in an amount sufficient to offset the potential difficulties, costs and expenses arising from the Acquisition. Accordingly, stockholders and potential investors should not place undue reliance on our expectation of the anticipated benefits from the Acquisition.
Acquiring Global Atlantic will substantially increase the scale and scope of our business, which will change the risks to which we are subject.
While we expect Global Atlantic to continue to operate as a separate business with its existing brands and management team following the Acquisition, the Acquisition will add significantly to the scale and scope of KKR's overall business and operations. Although KKR has owned insurance companies as investments in its managed funds in the past, KKR has never owned an insurance company on its own balance sheet, which may give rise to unexpected operational risks, and KKR's business has historically been focused on investment management and capital markets.
For a discussion of other potential risks and uncertainties, see the information under the heading “—Risks Relating to Global Atlantic’s Business” herein, Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Management's Discussion and Analysis of Financial Condition and Results of Operations-Business Environment” in our Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2020.
Risks Relating to Global Atlantic’s Business
Following the consummation of the Acquisition, the inclusion of Global Atlantic’s business as a consolidated subsidiary of KKR will result in certain incremental risks to KKR, which risks are expected to be material and could have a material adverse effect on our future results of operations and financial condition. The addition of Global Atlantic’s business may also exacerbate existing risks to KKR’s business.
Following the consummation of the Acquisition, Global Atlantic will operate its business as a consolidated subsidiary of KKR. KKR has not historically engaged in a business similar to Global Atlantic and Global Atlantic’s business and structure will pose incremental risks to KKR, many of which may be material. These risks include, but are not limited to:
•
business operational risks, including macroeconomic changes, interest rate and credit spread fluctuations and the impact of such changes on interest-sensitive products, the competitive nature of the insurance and reinsurance industry, use of derivative instruments within its risk management strategy, the illiquidity of certain investment assets and the potential difficulty of selling and/or realizing full value on such assets if necessary, the performance of third-party service providers, the use of distribution partners rather than captive or proprietary distribution or direct sales, differences between policyholder behavior estimates, reserve assumptions and actual claims experience, volatility in net income under GAAP due to Global Atlantic’s funds withheld coinsurance transactions and expected increased volatility in its GAAP financial statements due to the implementation of long-duration targeted improvements in 2022;

•
risks related to Global Atlantic’s growth strategy, which includes reinsurance of insurance obligations written by unaffiliated insurance companies, the ability to identify attractive insurance markets, reinsurance opportunities, or investments with returns as favorable as those obtained historically, and ability to effectively manage its growth;

•
regulatory risks relating to the insurance and reinsurance industries, including capital regulations, laws or regulations which impose meaningful limitations on its business, fiduciary or best interest standards in connection with the sale of Global Atlantic’s products, regulations relating to reserves and obligations to pay assessments through guaranty associations, changes in statutory accounting principles, heightened privacy regulations, uncertainty regarding future changes in regulations, as well as risks related to regulation by the BMA of Global Atlantic’s Bermuda insurance subsidiaries;

•
litigation and regulatory risks, including risks related to Global Atlantic’s recently completed systems conversion of certain in-force life insurance policies that has caused disruptions in servicing such policies and resulted in policyholder complaints, class action lawsuits, regulatory fines and ongoing regulatory matters and scrutiny;

•
tax risks, including those associated with Global Atlantic Financial Group Limited’s status as a non-U.S. taxpayer and challenges to such status and tax risks associated with Global Atlantic’s corporate structure, including risks to retaining its non-U.S. taxpayer companies’ exemption from corporate taxation in Bermuda;

•	risks related to guarantees within certain of Global Atlantic’s products;
•	gaps in Global Atlantic’s risk management policies and procedures, which may leave it exposed to unidentified or unanticipated risk; and
•	risks associated with the business Global Atlantic reinsures and business it cedes to reinsurers.
Following the consummation of the Acquisition, each of these risks could have material adverse effect on our results of operations and financial condition.
In addition, the consummation of the Acquisition may heighten the potential adverse effects on our business, operating results, cash flows or financial condition described in the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and incorporated by reference herein, including, but not limited to:
•	risks related to the COVID-19 pandemic and its impact on our business, as well as to other natural and man-made disasters and catastrophes;
•	risks related to changes in general, economic, market and political conditions;
•	risks related to adverse capital and credit market conditions;
•	risks related to collection and retention of confidential information and compliance with related regulations; and
•	regulatory risks across numerous jurisdictions.
Risks Relating to Our Organizational Structure
Potential conflicts of interest may arise among the Series I Preferred Stockholder and the holders of our common stock.
Our founders, who also serve as our Co-Chairmen and Co-Chief Executive Officers, jointly control the Series I Preferred Stockholder when acting together. As a result, conflicts of interest may arise among the Series I Preferred Stockholder and its controlling persons, on the one hand, and us and the holders of our common stock, on the other hand.
The Series I Preferred Stockholder has the ability to appoint and remove members of our Board of Directors and has the right to approve certain corporate actions as specified in our amended and restated certificate of incorporation (in addition to approval by our Board of Directors). See “—Certain actions by our Board of Directors require the approval of the Series I Preferred Stockholder, which is controlled by our Co-Chairman and Co-Chief Executive Officers when acting together.” If the holders of our common stock are dissatisfied with the performance of our Board of Directors, they have no ability to remove any of our directors, with or without cause.
Through its ability to elect our Board of Directors and its approval rights over certain corporate transactions, the Series I Preferred Stockholder may be deemed to have indirectly the ability to control our business and affairs, including influence over the amount and timing of the KKR Group Partnership’s investments and dispositions, indebtedness and cash expenditures (including those relating to compensation, issuances of additional partner interests, tax liabilities and amounts of reserves), each of which can affect the amount of cash that is available for distribution to holders of KKR Group Partnership Units.
In addition, conflicts may arise relating to the selection, structuring and disposition of investments and other transactions, declaring dividends and other distributions and other matters due to the fact that our senior principals indirectly hold KKR Group Partnership Units through KKR Holdings, which is a pass-through entity that is not subject to corporate income taxation.

Certain actions by our Board of Directors require the approval of the Series I Preferred Stockholder, which is controlled by our Co-Chairmen and Co-Chief Executive Officers when acting together.
Although the affirmative vote of a majority of our directors is required for any action to be taken by our Board of Directors, certain specified actions will also require the approval of the Series I Preferred Stockholder, which is controlled by our Co-Chairmen and Co-Chief Executive Officers when acting together. These actions consist of the following:
•
the entry into a debt financing arrangement by us in an amount in excess of 10% of our then existing long-term indebtedness (other than the entry into certain intercompany debt financing arrangements);

•
the issuance by us or our subsidiaries of any securities that would (i) represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 5% on a fully diluted, as converted, exchanged or exercised basis, of any class of our or their equity securities or (ii) have designations, preferences, rights, priorities or powers that are more favorable than those of the common stock;

•	the adoption by us of a shareholder rights plan;
•
the amendment of our amended and restated certificate of incorporation, certain provisions of our amended and restated bylaws relating to our Board of Directors and officers or the operating agreement of the KKR Group Partnership;

•	the exchange or disposition of all or substantially all of our assets or the assets of the KKR Group Partnership;
•	the merger, sale or other combination of us or the KKR Group Partnership with or into any other person;
•	the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the KKR Group Partnership;
•	the appointment or removal of our Chief Executive Officer or a Co-Chief Executive Officer;
•
the termination of our employment of any of our officers or the officers of any of our subsidiaries or the termination of the association of a partner with any of our subsidiaries, in each case, without cause;

•	the liquidation or dissolution of us or the KKR Group Partnership; and
•
the withdrawal, removal or substitution of any person as the general partner of the KKR Group Partnership or the transfer of beneficial ownership of all or any part of a general partner interest in the KKR Group Partnership to any person other than a wholly-owned subsidiary.

The Series I Preferred Stockholder may transfer its interest in the sole share of Series I Preferred Stock which could materially alter our business.
The Series I Preferred Stockholder may transfer the sole outstanding share of our Series I Preferred Stock held by it to a third party upon receipt of approval to do so by our Board of Directors and satisfaction of certain other requirements, and without the consent of the holders of our common stock or Series II Preferred Stock. Further, the partners of the Series I Preferred Stockholder may sell or transfer all or part of their partnership interests in the Series I Preferred Stockholder at any time without KKR’s approval. A new holder of our Series I Preferred Stock or new controlling partners of the Series I Preferred Stockholder may appoint directors to our Board of Directors who have a different philosophy and/or investment objectives from those of our current directors. A new holder of our Series I Preferred Stock, new controlling partners of the Series I Preferred Stockholder and/or the directors they appoint to our Board of Directors could also have a different philosophy for the management of our business, including the hiring and compensation of our investment professionals. If any of the foregoing were to occur, we could experience difficulty in forming new funds and other investment vehicles and in making new investments, and the value of our existing investments, our business, our results of operations and our financial condition could materially suffer.

We intend to pay periodic dividends to the holders of our common stock and preferred stock, including future dividend payments with respect to the Mandatory Convertible Preferred Stock, but our ability to do so may be limited by our holding company structure and contractual restrictions.
We intend to pay cash dividends on a quarterly basis. We are a holding company and have no material assets other than the KKR Group Partnership Units that we hold through a wholly-owned subsidiary and have no independent means of generating income. Accordingly, we intend to cause the KKR Group Partnership to make distributions on the KKR Group Partnership Units in order to provide us with sufficient amounts to fund dividends we may declare. If the KKR Group Partnership makes such distributions, other holders of KKR Group Partnership Units, including KKR Holdings, will be entitled to receive equivalent distributions pro rata based on their KKR Group Partnership Units.
The declaration and payment of dividends to our stockholders will be at the sole discretion of our Board of Directors, and our dividend policy may be changed at any time. The declaration and payment of dividends is subject to legal, contractual and regulatory restrictions on the payment of dividends by us or our subsidiaries, including restrictions contained in our debt agreements, the terms of our certificate of incorporation, and such other factors as the Board of Directors considers relevant including, among others: our available cash and current and anticipated cash needs, including funding of investment commitments and debt service and future debt repayment obligations; general economic and business conditions; our strategic plans and prospects; our results of operations and financial condition; and our capital requirements. Under Section 170 of the Delaware General Corporation Law (“DGCL”), our Board of Directors may only declare and pay dividends either out of our surplus (as defined in DGCL) or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, dividends may not be declared out of net profits if our capital, computed in accordance with DGCL, shall have been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Furthermore, by paying cash dividends rather than investing that cash in our businesses, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.
Our preferred stock ranks senior to our common stock with respect to the payment of dividends. Unless dividends have been declared and paid or declared and set apart for payment on the Series A Preferred Stock and Series B Preferred Stock for a quarterly dividend period (or in the case of the Mandatory Convertible Preferred Stock, for all preceding dividend periods), during the remainder of that dividend period (or in the case of the Mandatory Convertible Preferred Stock, unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid or declared and set apart for payment) we may not declare or pay or set apart payment for dividends on any class of stock of KKR & Co. Inc. that are junior to the preferred stock, including our common stock, and we may not repurchase any such junior stock.
Dividends on the Series A Preferred Stock and Series B Preferred Stock are discretionary and non-cumulative. Dividends on the Mandatory Convertible Preferred Stock are cumulative. Holders of preferred stock will only receive dividends on their shares of preferred stock when, as and if declared by our Board of Directors. If dividends on Series A Preferred Stock, Series B Preferred Stock or the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more quarterly dividend periods, whether or not consecutive, holders of such preferred stock, together as a class with holders of any other series of parity stock with like voting rights, will be entitled to vote for the election of two additional directors to our Board of Directors. When quarterly dividends have been declared and paid or declared and set apart for payment, in the case of the Mandatory Convertible Preferred Stock, in full, or, in the case of Series A Preferred Stock and Series B Preferred Stock, for four consecutive quarters following such a nonpayment event, the right of the holders of the preferred stock and such parity stock to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting our Board of Directors will be reduced accordingly. This right to elect directors will dilute the representation of the holders of our common stock on our Board of Directors and may adversely affect the market price of our common stock.

We will be required to pay our principals for most of the benefits relating to our use of tax attributes we receive from prior and future exchanges of our common stock for KKR Group Partnership Units and related transactions, and the timing and value of these tax attributes differ from those of our restricted stock units.
We are required to acquire KKR Group Partnership Units from time to time pursuant to our exchange agreement with KKR Holdings. Certain of these exchanges are expected to result in an increase in our share of the tax basis of the tangible and intangible assets of the KKR Group Partnership, primarily attributable to a portion of the goodwill inherent in our business that would not otherwise have been available. This increase in tax basis may increase (for tax purposes) depreciation and amortization and therefore reduce the amount of income tax we would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
We have entered into a tax receivable agreement with KKR Holdings, which requires us to pay to KKR Holdings or to current and former principals who have exchanged KKR Holdings units for shares of common stock as transferees of KKR Group Partnership Units, 85% of the amount of cash tax savings, if any, in U.S. federal, state and local income tax that we realize as a result of this increase in tax basis, as well as 85% of the amount of any such savings we actually realize as a result of increases in tax basis that arise due to future payments under the agreement. A termination of the agreement or a change of control could give rise to similar payments based on tax savings that we would be deemed to realize in connection with such events. These payment obligations are obligations of KKR & Co. Inc. and its subsidiary and not of the KKR Group Partnership. The tax receivable agreement does not apply to the restricted holdings units that may be issued under our KKR & Co. Inc. 2019 Equity Incentive Plan (our “2019 Equity Incentive Plan”). These restricted holdings units are not related to KKR Holdings. While the tax receivable agreement does not apply to restricted holdings units issued under our 2019 Equity Incentive Plan (and therefore we will receive 100% of any tax benefits arising from the exchange of restricted holdings units for shares of common stock), any tax benefits we realize from the exchange of KKR Holdings units or restricted holdings units would be deferred until the holders thereof elect to exchange such units for shares of our common stock. The timing of the tax benefit is different with respect to our restricted stock units issued pursuant to our KKR & Co. Inc. 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan” and, together with the 2019 Equity Incentive Plan, the “Equity Incentive Plans”) and 2019 Equity Incentive Plan, where we realize any tax benefit at the time of vesting, which is generally earlier than the time of exchange of KKR Holdings units or restricted holdings units. As a result, the actual increase in tax basis and the amount of tax savings in any given year will vary depending upon a number of factors, including the timing of exchanges, the number of units exchanged, the price of our common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our taxable income. We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of the KKR Group Partnership, the payments that we may be required to make to KKR Holdings or to our current or former principals under the tax receivable agreement will be substantial.
We recorded $131.3 million in our consolidated statements of financial condition as of December 31, 2019, representing the estimated aggregate future payment amount, on an undiscounted basis, under the tax receivable agreement as of such date for previously exchanged KKR Holdings units. As of December 31, 2019, 290.4 million KKR Holdings units (the “Remaining KKR Holdings Units”) remained available for exchange into shares of our common stock. The present value of our aggregate cash tax savings is highly dependent on the assumed discount rate used for its calculation. Assuming (i) all of the Remaining KKR Holdings Units had been exchanged for shares of our common stock on December 31, 2019, (ii) all such exchanges were taxable to the exchanging unitholders, (iii) the market value of our common stock was $29.17 per share (which was the closing price on December 31, 2019), and (iv) our effective tax rate, for federal, state and local income tax combined, was 23.25%, we estimate that the present value of our aggregate cash tax savings over the next 15 years attributable to such hypothetical exchange of the Remaining KKR Holdings Units would have been approximately $825 million assuming a 7% per annum discount rate and approximately $559 million assuming a 15% per annum discount rate. Using the assumptions above, we estimate our payments under the tax receivable agreement to KKR Holdings and current and former principals attributable to such hypothetical exchange of the Remaining KKR Holdings Units would be 85% of the foregoing amounts, or $701 million using a 7% discount rate and $475 million using a 15% discount rate. The estimates above also assume that we would have taxable income sufficient to fully utilize the deductions arising from the increase in tax basis and any interest imputed with respect to our payment obligations under the tax receivable agreement, and that there would be no future changes to federal, state or local income tax rates. The assumptions and estimates described above are for illustrative purposes only. These estimates are not intended to be a projection of any future financial results, and the actual increases in tax basis and any payments under the tax receivable agreement resulting from any exchanges of KKR Holdings units that occur in the future are expected to vary materially from these estimates. Moreover, the method for calculating the estimated aggregate future payment amount recorded in our financial statements differs in material respects from the assumptions used to calculate the present value of our aggregate cash tax savings over the next 15 years attributable to the hypothetical exchange of all Remaining KKR Holding Units. For example, no discount rate has been applied to the estimated aggregate future payment amount for previously exchanged KKR Holdings units.
We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement as a result of timing discrepancies or otherwise. In particular, our obligations under the tax receivable agreement would be effectively accelerated in the event of an early termination of the tax receivable agreement by us or in the event of certain mergers, asset sales and other forms of business combinations or other changes of control. In these situations, we would be required to pay an early termination payment based upon the net present value of all tax benefits that would be required to be paid by us to KKR Holdings and current and former principals who have exchanged KKR Holdings units. The method used to calculate the early termination payment is prescribed in the tax receivable agreement and the assumptions used for this purpose, including an applicable discount rate, which currently is LIBOR (as defined) plus 1% (LIBOR plus 1% was 2.76250% as of December 31, 2019), differ in material respects from the assumptions used to calculate the estimated present value of our aggregate cash tax savings for the hypothetical exchange of all Remaining KKR Holdings Units or the estimated payment amount for previously exchanged KKR Holdings units that is recorded in our financial statements. Accordingly, as of December 31, 2019, the amount of early termination payment would have been significantly larger than the present value of the estimated payments under the tax receivable agreement described above. At the time of the filing of this prospectus supplement, we have no intention to exercise the early termination right.
Payments under the tax receivable agreement will be based upon the tax reporting positions that we will determine. We are not aware of any issue that would cause the IRS to challenge a tax basis increase. However, neither KKR Holdings nor our current or former principals will reimburse us for any payments previously made under the tax receivable agreement if such tax basis increase, or the tax benefits we claim arising from such increase, is successfully challenged by the IRS. As a result, in certain circumstances, payments to KKR Holdings or our current or former principals under the tax receivable agreement could be in excess of our cash tax savings. Our ability to achieve benefits from any tax basis increase, and the payments to be made under the tax receivable agreement, will depend upon a number of factors, as discussed above, including the timing and amount of our future income.
If we were deemed to be an “investment company” subject to regulation under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:
•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•
absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing investment management services and not in the business of investing, reinvesting or trading in securities. We regard ourselves as an investment management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are an “orthodox” investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above.
With regard to the provision described in the second bullet point above, we have no material assets other than our equity interests in our sole subsidiary, which in turn has no material assets other than general partner interests in the KKR Group Partnership. Through these interests, we indirectly are vested with all management and control over the KKR Group Partnership. We do not believe our equity interests in our subsidiary are investment securities, and we believe that the capital interests of the general partners of our funds in their respective funds are neither securities nor investment securities. Accordingly, based on our determination, less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis are comprised of assets that could be considered investment securities. However, our subsidiaries have a significant number of investment securities, and we expect to make investments in other investment securities from time to time. We monitor these holdings regularly to confirm our continued compliance with the 40% test described in the second bullet point above. The need to comply with this 40% test may cause us to restrict our business and subsidiaries with respect to the assets in which we can invest and/or the types of securities we may issue, sell investment securities, including on unfavorable terms, acquire assets or businesses that could change the nature of our business or potentially take other actions that may be viewed as adverse by the holders of our common stock, in order to ensure conformity with exceptions provided by, and rules and regulations promulgated under, the Investment Company Act.
The Investment Company Act and the rules and regulations thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules and regulations thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. If anything were to happen which would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, would make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, including the KKR Group Partnership, and KKR Holdings, and materially and adversely affect our business, results of operations and financial condition. In addition, we may be required to limit the amount of investments that we make as a principal, potentially divest of our investments or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the Investment Company Act.
With respect to our subsidiary KFN, we believe it is not and does not propose to be primarily engaged in the business of investing, reinvesting or trading in securities, and we do not believe that KFN has held itself out as such. KFN conducts its operations primarily through its majority-owned subsidiaries, each of which is either outside of the definition of an investment company as defined in the Investment Company Act or excepted from such definition under the Investment Company Act. KFN monitors its holdings regularly to confirm its continued compliance with the 40% test described in the second bullet point above, and restricts its subsidiaries with respect to the assets in which each of them can invest and/or the types of securities each of them may issue in order to ensure conformity with exceptions provided by, and rules and regulations promulgated under, the Investment Company Act. If the SEC were to disagree with KFN’s treatment of one or more of its subsidiaries as being excepted from the Investment Company Act, with its determination that one or more of its other holdings are not investment securities for purposes of the 40% test, or with its determinations as to the nature of its business or the manner in which it holds itself out, KFN and/or one or more of its subsidiaries could be required either (i) to change substantially the manner in which it conducts its operations to avoid being subject to the Investment Company Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on KFN, its ability to service its indebtedness and to make distributions on its shares, and on the market price of its securities, and could thereby materially and adversely affect our business, results of operations and financial condition.
In 2011, the SEC published an advance notice of proposed rulemaking regarding Rule 3a-7 under the Investment Company Act and a concept release seeking information on Section 3(c)(5)(C) of the Investment Company Act, two provisions with which KKR’s subsidiaries, including KFN, must comply under the 40% test described above. Among the issues for which the SEC has requested comment is whether Rule 3a-7 should be modified so that parent companies of subsidiaries that rely on Rule 3a-7 should treat their interests in such subsidiaries as investment securities for purposes of the 40% test. The SEC is also seeking information about the nature of entities that invest in mortgages and mortgage-related pools and how the SEC staff’s interpretive positions in connection with Section 3(c)(5)(C) affect these entities. Although no further action has been taken by the SEC, any guidance or action from the SEC or its staff, including changes that the SEC may ultimately propose and adopt to the way Rule 3a-7 applies to entities or new or modified interpretive positions related to Section 3(c)(5)(C), could further inhibit KKR’s ability, or the ability of any of its subsidiaries, including KFN, to pursue its current or future operating strategies, which could have a material adverse effect on us.
We may from time to time undertake internal reorganizations that may adversely impact our business and results of operations.
On July 1, 2018, we converted from a Delaware limited partnership to a Delaware corporation, and on January 1, 2020, we completed an internal reorganization to, among other changes, combine KKR Management Holdings L.P. and KKR International Holdings L.P., which were former intermediate holdings companies for KKR’s business, with another intermediate holding company, KKR Fund Holdings L.P., which changed its name to KKR Group Partnership L.P.
From time to time, we may undertake other internal reorganizations or make other changes in an effort to simplify our organizational structure, streamline our operations, increase our stockholder base or for other operational reasons. These reorganizations or changes could be disruptive to our business, result in significant expense, require regulatory approvals, and may not be successful in achieving its objectives or fail to result in the intended or expected benefits, any of which could adversely impact our business and results of operations.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by, for example:
•	permitting our Board of Directors to issue one or more series of preferred stock;
•	requiring advance notice for stockholder proposals and nominations if they are ever permitted by applicable law; and
•	placing limitations on convening stockholder meetings.
These provisions may also discourage acquisition proposals or delay or prevent a change in control. See “Description of Capital Stock” in the accompanying prospectus.
Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock
You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.
The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed but instead will depend on the Applicable Market Value of our common stock. The aggregate market value of shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price, the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $50.00 liquidation preference of the Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.
In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, which is the Average VWAP per share of our common stock over the Settlement Period, which is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 15, 2023, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the Applicable Market Value been equal to the VWAP per share of our common stock on the Mandatory Conversion Date or the Average VWAP of our common stock over a different period of days.

Purchasers of the Mandatory Convertible Preferred Stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.
The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (assuming that dividends on shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only exceed the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price. The Threshold Appreciation Price represents an appreciation of approximately  % over the Initial Price. If the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, you would receive on the Mandatory Conversion Date approximately  % (which percentage is approximately equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in shares of our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.
In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of shares of our common stock that you would receive upon mandatory conversion (assuming that all dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.
The market price and trading volume of our common stock may be volatile, which will directly affect the market price for the Mandatory Convertible Preferred Stock.
The market price of our common stock may be highly volatile, could be subject to wide fluctuations and could decline significantly in the future. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, common stockholders may be unable to sell their shares at an attractive price, if at all. Some of the factors that could negatively affect the price of our common stock or result in fluctuations in the price or trading volume of our common stock include:
•	variations in our quarterly operating results, including the accrual and payment of corporate taxes following our conversion to a corporation, which may be substantial;
•	changes in the amount of our dividends or our dividend policy;
•	taking a long-term perspective on making investment, operational and strategic decisions, which may result in significant and unpredictable variations in our quarterly returns;
•	failure to meet analysts’ earnings estimates;
•	publication of research reports about us or the investment management industry or the failure of securities analysts to cover our common stock sufficiently;
•	additions or departures of our key management and investment personnel;
•	adverse market reaction to any acquisitions, joint ventures, reorganizations and other transactions, including incurrence of debt or issuance of securities in the future;
•
the failure to consummate the acquisition of Global Atlantic on the terms we anticipate or the failure to realize the anticipated benefits from the acquisition, including the failure of KKR to become the investment adviser to Global Atlantic’s insurance subsidiaries on the terms we anticipate;

•	changes in market valuations of similar companies;
•	speculation in the press or investment community;
•	changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•	a concentrated ownership of our common stock or ownership by short-term investors;
•	a lack of liquidity in the trading of our common stock;
•	adverse publicity about the investment management or private equity industry generally or individual scandals, specifically;
•	general market and economic conditions; and
•
other events or factors, including those resulting from global pandemics (such as COVID-19), informational technology system failures and disruptions, natural disasters, war, acts of terrorism, riots, protests or responses to these events.

Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.
We expect that, generally, the market price of our common stock will significantly affect the market price of the Mandatory Convertible Preferred Stock. This may result in greater volatility in the market price of the Mandatory Convertible Preferred Stock than would be expected for nonconvertible preferred stock.
In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates (as defined herein). Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Mandatory Convertible Preferred Stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Mandatory Convertible Preferred Stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Mandatory Convertible Preferred Stock.
Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock and our common stock to decline.
Sales or issuances of substantial amounts of our common stock or other securities convertible or exchangeable into shares of our common stock in the public market or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock or our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including holders of any shares of common stock issued upon conversion of the Mandatory Convertible Preferred Stock and/or as dividends on the Mandatory Convertible Preferred Stock, and could have a similar impact with respect to the Mandatory Convertible Preferred Stock. Holders of our common stock, including holders of any shares of common stock issued upon conversion of Mandatory Convertible Preferred Stock and/or as dividends on the Mandatory Convertible Preferred Stock, may also experience additional dilution upon future equity issuances or upon the settlement of equity awards granted to our employees, executive officers and directors under the Equity Incentive Plans.

The Mandatory Convertible Preferred Stock is subject to redemption in whole, but not in part, at our option if the Acquisition is not consummated on or prior to the Close of Business on May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement) or if an Acquisition Termination Event occurs.
We will have the option to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, if (i) on or before the Close of Business (as defined herein) on or prior to May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement), the consummation of the Acquisition has not occurred or (ii) an Acquisition Termination Event (as defined herein) occurs, in each case at a redemption amount equal to $50.00 per share of Mandatory Convertible Preferred Stock plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the date of redemption or, in certain circumstances, at a redemption amount that includes a make-whole adjustment. Investors will not have any right to require us to redeem or repurchase the Mandatory Convertible Preferred Stock, whether or not an Acquisition Termination Event occurs or the Acquisition is not consummated by May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement). Further, investors will not have any right to require us to redeem or repurchase the Mandatory Convertible Preferred Stock if, subsequent to the completion of this offering, we or Global Atlantic experience any changes in our business or financial condition or if the terms of the Acquisition or the financing thereof change.
Although the redemption amount is designed to compensate you, under certain circumstances, for the lost option value of your Mandatory Convertible Preferred Stock and lost dividends as a result of the acquisition termination redemption, it is only an approximation of such lost value and may not adequately compensate you for your actual loss. If we redeem the Mandatory Convertible Preferred Stock, you may not obtain your expected return and you may not be able to reinvest the proceeds from such redemption in an investment that results in a comparable return.
The proceeds of the offering of the Mandatory Convertible Preferred Stock will not be deposited into an escrow account in favor of holders of Mandatory Convertible Preferred Stock pending any acquisition termination redemption of the Mandatory Convertible Preferred Stock. Our ability to pay the redemption amount to holders of the Mandatory Convertible Preferred Stock in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and following our election, if any, to redeem the Mandatory Convertible Preferred Stock, sufficient funds may not be available when necessary to pay the redemption amount. Furthermore, our obligation to deliver or pay the make-whole adjustment could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.
Regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.
Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.
The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.
If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to the Mandatory Conversion Date, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period at the Fundamental Change Conversion Rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change

Dividend Make-Whole Amount”). The Fundamental Change Conversion Rate will be determined as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” In addition, with respect to shares of Mandatory Convertible Preferred Stock converted during the Fundamental Change Conversion Period, you will also receive, among other consideration, a Fundamental Change Dividend Make-Whole Amount (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). We may elect to pay the Fundamental Change Dividend Make-Whole Amount by delivery of common stock, subject to the limitations described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” If these limitations on the delivery of shares of common stock in payment of the Fundamental Change Dividend Make-Whole Amount are reached, we will pay the shortfall in cash to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness. To the extent we are not permitted to pay such shortfall in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.
Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount are generally designed to compensate you for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends that you will suffer as a result of converting your Mandatory Convertible Preferred Stock upon a Fundamental Change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our common stock is less than $   per share or above $   per share (in each case, subject to adjustment), the feature of the Fundamental Change Conversion Rate will not compensate you for any loss suffered in connection with a Fundamental Change.
In addition, the agreements governing any of our existing or future indebtedness may limit our ability to pay cash or deliver shares of our common stock, as the case may be, to converting holders upon a Fundamental Change unless we can repay or refinance the amounts outstanding under such agreements.
Furthermore, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.
The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock will not be adjusted for many events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.
The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are subject to adjustment only for the issuance of certain stock dividends on our common stock, subdivisions or combinations of our common stock, the issuance of certain rights, options or warrants to holders of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, spin-offs, cash dividends above a specified threshold and certain issuer tender or exchange offers as described under “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” However, other events, such as employee and director grants that are settled in common stock and option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments”) for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

Purchasers of the Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking senior to or equally with the Mandatory Convertible Preferred Stock.
Our amended and restated certificate of incorporation authorizes our Board of Directors, without the approval of our stockholders, to issue 1,500,000,000 shares of our preferred stock (including the Mandatory Convertible Preferred Stock), subject to limitations prescribed by applicable law, rules and regulations and the provisions of our amended and restated certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with the Mandatory Convertible Preferred Stock, which may reduce its value.
The terms of the Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks senior to or equally with the Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference in the future. We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.
You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.
You will have no rights, powers or preferences with respect to our common stock, including voting powers, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any (other than through a conversion rate adjustment under certain circumstances), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of the shares of common stock issuable upon conversion only as to matters for which the record date occurs after the date you are deemed to be a record holder of those shares. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of the shares of common stock issuable upon conversion of your Mandatory Convertible Preferred Stock, you will not be entitled to vote on the amendment (subject to certain limited exceptions and unless it would adversely affect the special rights, preferences and voting powers of the Mandatory Convertible Preferred Stock), even if your Mandatory Convertible Preferred Stock has been converted into shares of our common stock prior to the effective date of such change, and you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock. See “Description of Capital Stock” in the accompanying prospectus for further discussion of our common stock.
You will have no voting powers with respect to the Mandatory Convertible Preferred Stock except under limited circumstances.
You will have no voting powers with respect to the Mandatory Convertible Preferred Stock, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law or by our amended and restated certificate of incorporation. You will have no power to vote for any members of our Board of Directors except in the case of certain dividend arrearages. Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on our Board of Directors will, at the next annual meeting of stockholders or at a special meeting of stockholders, if any, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of other series of our Voting Preferred Stock (as defined herein) then outstanding, will be entitled, at our next annual meeting of stockholders or a special meeting of stockholders, if any, to vote for the election of a total of two additional members of our Board of Directors, subject to the terms and limitations described in “Description of Mandatory Convertible Preferred Stock—Voting Power.”

The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.
In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Mandatory Convertible Preferred Stock will rank (i) structurally junior to all existing and future liabilities of our subsidiaries and (ii) junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock with respect to dividends and distributions of assets upon liquidation, dissolution or winding up of the Company or certain other events. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. At June 30, 2020, we had indebtedness totaling approximately $28.7 billion outstanding and an additional $2.2 billion of borrowing capacity under our revolving credit facilities.
The Mandatory Convertible Preferred Stock may not be rated and, if rated, their ratings could be lowered.
We expect that the Mandatory Convertible Preferred Stock will be rated by one or more nationally recognized rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. A rating is not a recommendation to buy, sell or hold the Mandatory Convertible Preferred Stock, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. For example, following our announcement of the Acquisition, a rating agency placed KKR’s issuer rating on negative watch. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in ratings assigned to us, our subsidiaries, the Mandatory Convertible Preferred Stock or any of our other securities could adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock. If we issue subordinated notes or other “hybrid” securities, which we have considered and may issue as part of the Financing Transactions, we anticipate that the ratings on our preferred stock, including the Mandatory Convertible Preferred Stock, are likely to be lowered by one or more rating agencies as a result of “notching.” See “—Rating agencies may change rating methodologies.”
We cannot be sure that rating agencies will rate the Mandatory Convertible Preferred Stock or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the ratings once issued or to advise holders of Mandatory Convertible Preferred Stock of any change in ratings. A failure to obtain a rating or a negative change in our ratings once issued could have an adverse effect on the market price or liquidity of the Mandatory Convertible Preferred Stock.
Rating agencies may change rating methodologies.
The rating agencies that currently or may in the future publish a rating for us or our preferred stock, including the Mandatory Convertible Preferred Stock, may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Mandatory Convertible Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to securities with features similar to the Mandatory Convertible Preferred Stock and ratings assigned to securities that are junior or senior in ranking, which is sometimes called “notching.” As a result of notching, rating agencies may lower the rating of a rated security in connection with the issuance of a new series of securities that creates a new ranking of such issuer’s securities and is senior in ranking relative to the rated security. If the rating agencies change their practices for rating lower-ranking securities in the future, and the ratings of our preferred stock, including the Mandatory Convertible Preferred Stock, are subsequently lowered or “notched” further, the trading price and liquidity of the Mandatory Convertible Preferred Stock could be adversely affected.

We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock at current or planned rates or at all.
Any future payments of cash dividends, and the amount of any cash dividends we pay, on our capital stock, including on the shares of Mandatory Convertible Preferred Stock, will be determined by our Board of Directors, or an authorized committee thereof, in its sole discretion and will depend on factors described under “—Risks Relating to Our Organizational Structure—We intend to pay periodic dividends to the holders of our common stock and preferred stock, including future dividend payments with respect to the Mandatory Convertible Preferred Stock, but our ability to do so may be limited by our holding company structure and contractual restrictions.”
If upon (i) mandatory conversion, (ii) an Early Conversion (as defined herein) at the option of a holder or (iii) a conversion during the Fundamental Change Conversion Period (as defined herein), we have not declared and paid all or any portion of the accumulated and unpaid dividends payable on the outstanding shares of Mandatory Convertible Preferred Stock, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” respectively. As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. In the case of mandatory conversion or Early Fundamental Change Conversion, if these limits to the adjustment of the conversion rate are reached, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay the shortfall in cash. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount. We will not have an obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall if these limits to the adjustment of the conversion rate are reached in the case of an Early Conversion at the option of the holder.
You may be subject to tax with respect to the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.
The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution may be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of the Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. If you are a Non-U.S. holder (as defined in “Certain United States Federal Income Tax Consequences”), any deemed dividend could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments or deliveries with respect to the Mandatory Convertible Preferred Stock. See “Certain United States Federal Income Tax Consequences” for a further discussion of the U.S. federal income tax implications.
Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, may affect the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change.
Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to September 15, 2023, holders of the Mandatory Convertible Preferred Stock may have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock from the Fundamental Change Effective Date to, but excluding, September 15, 2023. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.
The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. The liquidity of the trading market in the Mandatory Convertible Preferred Stock, and the market price quoted for the Mandatory Convertible Preferred Stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “KKR PR C.” Even if the Mandatory Convertible Preferred Stock is approved for listing on the NYSE, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preferred Stock, or to sell the Mandatory Convertible Preferred Stock at a favorable price. In addition, as shares of the Mandatory Convertible Preferred Stock are converted, the liquidity of the Mandatory Convertible Preferred Stock that remains outstanding may decrease.
The terms of the GP Mirror Units issued to KKR & Co. Inc. (or a wholly-owned subsidiary of KKR & Co. Inc.) by KKR Group Partnership in connection with this offering may be amended by KKR Group Partnership, which KKR & Co. Inc. indirectly controls, in a manner that could be detrimental to you, and the GP Mirror Units should not be relied upon to ensure we have sufficient cash flows to pay distributions on or redeem the Mandatory Convertible Preferred Stock.
KKR & Co. Inc. intends to contribute the net proceeds from the sale of the Mandatory Convertible Preferred Stock to KKR Group Partnership. In consideration of this contribution, KKR Group Partnership will issue to KKR & Co. Inc. (or a wholly-owned subsidiary of KKR & Co. Inc.) a new series of preferred units with economic terms designed to mirror those of the Mandatory Convertible Preferred Stock, which we refer to as the “GP Mirror Units.” The terms of the GP Mirror Units will provide that, unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units issued by KKR Group Partnership for the then-current quarterly distribution period, then during such quarterly distribution period only, KKR Group Partnership may not repurchase any of its junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. These terms, among others, are intended to provide a credit benefit to the Mandatory Convertible Preferred Stock. However, KKR Group Partnership will have no direct obligations with respect to our Mandatory Convertible Preferred Stock. In addition, KKR Group Partnership, which is indirectly controlled by us, may amend, modify or alter the terms of the GP Mirror Units, including the distribution terms described above, in a manner that would be detrimental to the holders of the Mandatory Convertible Preferred Stock and such actions could materially and adversely affect the market price of the Mandatory Convertible Preferred Stock. Accordingly, the GP Mirror Units should not be relied upon to ensure we have sufficient cash flows to enable us to pay distributions on or redeem the Mandatory Convertible Preferred Stock.
The Series I Preferred Stockholder’s significant voting power limits the ability of holders of common stock to influence our business.
Holders of our common stock are entitled to vote with respect to:
•
Any amendment of our certificate of incorporation to change the par value of our common stock or the powers, preferences or special rights of our common stock in a way that would affect our common stock adversely;

•	A conversion of the legal entity form of KKR & Co. Inc.; and
•	A transfer, domestication or continuance of KKR & Co. Inc. to a foreign jurisdiction.

In addition, our certificate of incorporation provides voting rights to holders of our common stock on the following additional matters:
•	A sale, exchange or disposition of all or substantially all of our assets;
•	A merger, consolidation or other business combination;
•	An increase in the number of authorized shares of Series I Preferred Stock; and
•	Certain amendments to our certificate of incorporation that would have a material adverse effect on our common stock relative to the other classes of our stock.
Furthermore, holders of our common stock have the right to vote on the adoption of a new equity compensation plan any material amendment to an existing equity compensation plan, and an issuance of common stock if, based on the number of shares or the voting power outstanding before such issuance, more than 1% of our common stock is issued to our affiliates and other related parties or more than 20% of our common stock is issued in any transaction, subject to certain limited exemptions. In January 2019, the requisite stockholders approved the adoption of our 2019 Equity Incentive Plan.
In general, any matters that are subject to a vote of the holders of our common stock will require the approval of a majority in voting power of all our common stock and Series II Preferred Stock, voting together as a single class. As a result, KKR Holdings, the holder of our Series II Preferred Stock, will vote together with the holders of our common stock. As of June 30, 2020, there were 559,140,869 shares of common stock and 285,978,495 shares of Series II Preferred Stock issued and outstanding, giving holders of common stock 66.2% and KKR Holdings 33.8% of the total combined voting power on matters for which they are entitled to vote together as a single class. Because our Co-Chairmen and Co-Chief Executive Officers, when acting together, jointly control the general partner of KKR Holdings and thereby the vote of the shares of our Series II Preferred Stock held by KKR Holdings, our Co-Chairmen and Co-Chief Executive Officers are expected to be able to substantially influence the outcome of any matter submitted to a vote of the common stock. In addition, our Co-Chairmen and Co-Chief Executive Officer, when acting together, jointly control the Series I Preferred Stockholder and thereby the vote of the Series I Preferred Stock held by it. The vote of the Series I Preferred Stock will determine the outcome of all matters that are not listed above as being subject to a vote by the common stock.
Our amended and restated certificate of incorporation and amended and restated bylaws contain additional provisions affecting the holders of our common stock, including limitations on the calling of meetings of the stockholders and procedures for submitting proposals for business to be considered at meetings of the stockholders. In addition, any person that beneficially acquires 20% or more of any class of stock then outstanding without the consent of our Board of Directors (other than the Series I Preferred Stockholder or KKR Holdings) is unable to vote such stock on any matter submitted to such stockholders.
For a more detailed description of our common stock, see “Description of Capital Stock” in the accompanying prospectus.
As a “controlled company,” we qualify for some exemptions from the corporate governance and other requirements of the NYSE.
We are a “controlled company” within the meaning of the corporate governance standards of the NYSE. As a “controlled company” we have elected not to comply with certain corporate governance requirements of the NYSE, including the requirements: (i) that the listed company have a nominating and corporate governance committee that is composed entirely of independent directors, (ii) that the listed company have a compensation committee that is composed entirely of independent directors and (iii) that the compensation committee be required to consider certain independence factors when engaging compensation consultants, legal counsel and other committee advisers. Accordingly, holders of our common stock do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

We are not required to comply with certain provisions of U.S. securities laws relating to proxy statements and other annual meeting materials.
We are not required to file proxy statements or information statements under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless a vote of holders of our common stock is required. Accordingly, legal causes of action and remedies under Section 14 of the Exchange Act for inadequate or misleading information in proxy statements will not be generally available to holders of our common stock. In addition, we will generally not be subject to the “say-on-pay” and “say-on-frequency” provisions of the Dodd-Frank Act. As a result, our stockholders will not have an opportunity to provide a non-binding vote on the compensation of our named executive officers. Moreover, holders of our common stock will be unable to bring matters before our annual meeting of stockholders or nominate directors at such meeting, nor can they generally submit stockholder proposals under Rule 14a-8 of the Exchange Act.
Our amended and restated certificate of incorporation states that the Series I Preferred Stockholder is under no obligation to consider the separate interests of the other stockholders and contains provisions limiting the liability of the Series I Preferred Stockholder.
Subject to applicable law, our amended and restated certificate of incorporation contains provisions limiting the duties owed by the Series I Preferred Stockholder and contains provisions allowing the Series I Preferred Stockholder to favor its own interests and the interests of its controlling persons over us and the holders of our common stock. Our amended and restated certificate of incorporation contains provisions stating that the Series I Preferred Stockholder is under no obligation to consider the separate interests of the other stockholders (including the tax consequences to such stockholders) in deciding whether or not to authorize us to take (or decline to authorize us to take) any action as well as provisions stating that the Series I Preferred Stockholder shall not be liable to the other stockholders for damages or equitable relief for any losses, liabilities or benefits not derived by such stockholders in connection with such decisions. See “—Potential conflicts of interest may arise among the Series I Preferred Stockholder and the holders of our common stock.”
The Series I Preferred Stockholder will not be liable to KKR or holders of our common stock for any acts, or omissions unless there has been a final and non-appealable judgment determining that the Series I Preferred Stockholder acted in bad faith or engaged in fraud or willful misconduct, and we have also agreed to indemnify the Series I Preferred Stockholder to a similar extent.
Even if there is deemed to be a breach of the obligations set forth in our amended and restated certificate of incorporation, our amended and restated certificate of incorporation provides that the Series I Preferred Stockholder will not be liable to us or the holders of our common stock for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the Series I Preferred Stockholder or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These provisions are detrimental to the holders of our common stock because they restrict the remedies available to stockholders for actions of the Series I Preferred Stockholder.
In addition, we have agreed to indemnify the Series I Preferred Stockholder and its affiliates and any member, partner, tax matters partner (as defined in U.S. Internal Revenue Code of 1986, as amended (the “Code”), as in effect prior to 2018), partnership representative (as defined in the Code), officer, director, employee agent, fiduciary or trustee of any of KKR or its subsidiaries, KKR Group Partnership, the Series I Preferred Stockholder or any of our or the Series I Preferred Stockholder’s affiliates and certain other specified persons (collectively, “Indemnitees”), to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by any Indemnitee. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings.
Our issuance of preferred stock, including the Mandatory Convertible Preferred Stock, may cause the price of our common stock to decline, which may negatively impact our common stockholders.
Our Board of Directors is authorized to issue series of shares of preferred stock without any action on the part of our stockholders and, with respect to each such series, fix, without stockholder approval (except as may be required by our amended and restated certificate of incorporation or any certificate of designation relating to any outstanding series of preferred stock), the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of preferred stock and the number of shares of such series. Our existing Series A Preferred Stock and Series B Preferred Stock and any series of preferred stock we may issue in the future, including the Mandatory Convertible Preferred Stock, will rank senior to all of our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up. For example, unless accumulated and unpaid dividends have been declared and paid, or set aside for payment, on all outstanding shares of the Mandatory Convertible Preferred Stock, if issued, for all preceding dividend periods, no dividends may be declared or paid on our common stock and we will not be permitted to purchase, redeem or otherwise acquire any of our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our preferred stock, including the Mandatory Convertible Preferred Stock, if issued, the applicable liquidation preference plus accumulated and unpaid dividends. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stockholders in the limited instances in which they have the right to vote, the market price of our common stock could decrease. Similarly, the limited partnership agreement of the KKR Group Partnership authorizes the general partner of the KKR Group Partnership to issue an unlimited number of additional securities of the KKR Group Partnership with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the KKR Group Partnership Units, and which may be exchangeable for KKR Group Partnership Units. For example, in March and June of 2016, KKR issued 13,800,000 Series A preferred units (which have subsequently been converted to shares of Series A Preferred Stock) and 6,200,000 Series B preferred units (which have subsequently been converted to shares of Series B Preferred Stock), respectively, and in connection with such issuances, the KKR Group Partnerships issued preferred units with economic terms designed to mirror KKR’s respective preferred units.
Our amended and restated certificate of incorporation also provides us with a right to acquire all of the then outstanding shares of common stock under specified circumstances, which may adversely affect the price of our shares of common stock and the ability of holders of shares of common stock to participate in further growth in our stock price.
Our amended and restated certificate of incorporation provides that, if at any time, either (i) less than 10% of the total shares of any class our stock then outstanding (other than our preferred stock) is held by persons other than the Series I Preferred Stockholder and its affiliates or (ii) we are subjected to registration under the provisions of the Investment Company Act, we may exercise our right to call and purchase all of the then outstanding shares of common stock held by persons other than the Series I Preferred Stockholder or its affiliates or assign this right to the Series I Preferred Stockholder or any of its affiliates. As a result, a stockholder may have his or her shares of common stock purchased from him or her at an undesirable time or price and in a manner which adversely affects the ability of a stockholder to participate in further growth in our stock price.
The provision of our amended and restated certificate of incorporation requiring exclusive venue in the state and federal courts located in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against us and our directors, officers and stockholders.
Our amended and restated certificate of incorporation requires that (A)(i) any derivative action, suit or proceeding brought on behalf of KKR, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of KKR to KKR or KKR’s stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine may only be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court located in the State of Delaware and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). This provision may have the effect of discouraging lawsuits against us and our directors, officers and stockholders.

An investment in our common stock is not an investment in any of our funds or other businesses operated by our subsidiaries, and the assets and revenues of our funds are not directly available to us.
Our common stock is only securities of KKR & Co. Inc., the holding company of the KKR business. While our historical consolidated financial statements include financial information, including assets and revenues, of certain funds on a consolidated basis, and our future financial statements will continue to consolidate certain of these funds, such assets and revenues are available to the fund and not to us except to a limited extent through management fees, carried interest or other incentive income, distributions and other proceeds arising from agreements with funds. Additionally, given our holding company structure, an investment in our common stock is not an investment in any other businesses that may be operated by our subsidiaries, including Global Atlantic following the consummation of the Acquisition. See “Summary—Organizational Structure” and “—We intend to pay periodic dividends to the holders of our common stock and preferred stock, including future dividend payments with respect to the Mandatory Convertible Preferred Stock, but our ability to do so may be limited by our holding company structure and contractual restrictions.”
Our common stock price may decline due to the large number of shares eligible for future sale or for exchange, and issued or issuable pursuant to our equity incentive plans or as consideration in acquisitions.
The market price of our common stock could decline as a result of sales of a large number of shares in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares of common stock in the future at a time and at a price that we deem appropriate. As of June 30, 2020, we have 559,140,869 shares of common stock outstanding, which amount excludes shares beneficially owned by KKR Holdings in the form of KKR Group Partnership Units discussed below and shares available for future issuance under our 2019 Equity Incentive Plan.
As of June 30, 2020, KKR Holdings owns 285,978,495 KKR Group Partnership Units that may be exchanged, on a quarterly basis, for our shares of common stock on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. The market price of our common stock could decline as a result of the exchange or the perception that an exchange may occur of a large number of KKR Group Partnership Units for shares of our common stock. These exchanges, or the possibility that these exchanges may occur, also might make it more difficult for holders of our common stock to sell shares of our common stock in the future at a time and at a price that they deem appropriate.
In addition, we will continue to issue additional shares of common stock pursuant to our 2019 Equity Incentive Plan, and such issuances may increase in the future as equity awards granted by KKR Holdings decrease. See “Risks Related to Our Business—If we cannot retain and motivate our employees and other key personnel and recruit, retain and motivate any new employees and other key personnel, our business, results of operations and financial condition could be materially and adversely affected” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement. As of June 30, 2020, 123,114,809 shares of common stock were available for issuance in respect of outstanding awards and the grant of future awards, representing 14.6% of the aggregate number of shares of common stock and KKR Group Partnership Units (excluding KKR Group Partnership Units held by KKR & Co. Inc. or its subsidiaries) outstanding (together, “Diluted Common Shares”) at the close of business on June 30, 2020. Under the 2019 Equity Incentive Plan, on the first day of each fiscal year, the number of shares of common stock available for issuance of future awards under our New Equity Incentive Plan will be adjusted upwards to 15% of the aggregate number of Diluted Common Shares outstanding at the close of business on the last day of the immediately preceding fiscal year, minus the number of shares underlying any outstanding equity awards granted under our 2019 Equity Incentive Plan that have not yet been delivered upon vesting. In addition, previously issued awards that were canceled or are canceled in the future, or in certain cases, withheld in respect of tax withholding obligations, are or will become available for further grant under the terms of our 2019 Equity Incentive Plan. See “Executive Compensation—KKR & Co. Inc. Equity Incentive Plan” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In the past, we have issued and sold KKR & Co. Inc. common stock to generate cash proceeds to pay withholding taxes, social benefit payments or similar payments payable by us in respect of awards granted pursuant to our Equity Incentive Plans or the amount of cash delivered in respect of awards granted pursuant to our Equity Incentive Plans that are settled in cash instead of common stock. We may issue and sell shares of our common stock in the future for similar purposes.
We have used and in the future may continue to use common stock or securities convertible, exchangeable or exercisable into our common stock as consideration in acquisitions and strategic investments. For example, we intend to use the proceeds of this offering to fund the Acquisition. In the past, we issued the equivalent of approximately 104.3 million shares of our common stock in connection with KKR’s acquisition of KFN, we issued the equivalent of approximately 23.0 million shares of our common stock in connection with KKR’s initial acquisition and subsequent increases in ownership of Marshall Wace LLP, and we issued the equivalent of approximately 4.9 million shares of our common stock in connection with KKR’s acquisition of Avoca Capital. In addition, in connection with other investments, we may make certain future contingent payments in the form of common stock. If our valuations of these transactions are not accurate or if the value of these acquisitions and investments is not realized, the value of our common stock as well as our dividend per share of common stock may decline.
Any of these issuances may dilute your ownership interest in us upon conversion and any of these events or the perception that future conversions and/or issuances could occur may have an adverse impact on the price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Without limiting the foregoing, forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include those described herein under “Risk Factors” in this prospectus supplement and in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2020, each of which is incorporated by reference in this prospectus supplement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and in our other periodic filings. You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. We anticipate that subsequent events and developments will cause our views to change. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $   million (or approximately $   million if the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full).
KKR & Co. Inc. intends to contribute the net proceeds from the sale of the Mandatory Convertible Preferred Stock to KKR Group Partnership. In exchange, KKR & Co. Inc. expects that KKR Group Partnership will issue to KKR & Co. Inc. (or a wholly-owned subsidiary of KKR & Co. Inc.) a new series of preferred units with economic terms designed to mirror those of the Mandatory Convertible Preferred Stock. See “Description of the Mandatory Convertible Preferred Stock—Mirror Units” in this prospectus supplement. We and KKR Group Partnership intend to use the net proceeds from this offering, together with a combination of cash on hand and the net proceeds from any other Financing Transactions (as defined herein), to fund the Acquisition and pay related costs and expenses and the remainder, if any, for general corporate purposes. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments.
This offering is not conditioned upon the consummation of any other Financing Transactions or the Acquisition. Even if the Acquisition does not occur, the shares of Mandatory Convertible Preferred Stock (if we decide not to exercise our acquisition termination redemption option discussed below) issued in this offering will remain outstanding. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include repurchases of our common stock, debt repayment, capital expenditures and investments.
We will have the option to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at the redemption amount set forth herein if the consummation of the Acquisition has not occurred on or prior to May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement) or an Acquisition Termination Event (as defined herein) occurs. If we do not consummate the Acquisition, we may decide not to exercise our acquisition termination redemption option, in which case the net proceeds from this offering would be available for general corporate purposes. Accordingly, if you decide to purchase the Mandatory Convertible Preferred Stock in this offering, you should be willing to do so whether or not we complete the Acquisition.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2020 on (i) a historical basis, (ii) an as adjusted basis to give effect to this offering and (iii) a pro forma basis to give effect to the Acquisition and related transactions as described in our pro forma financial information incorporated by reference herein. You should read this table in conjunction with the information contained under the heading “Use of Proceeds” in this prospectus supplement, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report in Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports for the quarterly periods ended March 31, 2020 and June 30, 2020, and in our pro forma financial information and consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement.
The following table does not reflect the sale of any shares of Mandatory Convertible Preferred Stock that may be sold to the underwriters of this offering upon exercise of their over-allotment option to purchase additional shares of our Mandatory Convertible Preferred Stock.
Except as described in the pro forma financial information incorporated by reference herein, the following table does not give effect to any Financing Transactions related to the Acquisition, other than this offering.
	As of June 30, 2020
	Historical	As Adjusted	Pro Forma(1)
	(unaudited)
	(in millions of dollars)
Debt Obligations(2)
Revolving Credit Facilities	$—	$—	$1,000
Senior Notes	3,813	3,813	3,813
Recourse Debt Obligations	$3,813	$3,813	$4,813
Debt Obligations—KFN(3)	916	916	916
Total Debt Obligations	$4,729	$4,729	$5,729
Series A, B, I and II Preferred Stock, $0.01 par value, 13,800,000 shares, 6,200,000 shares, 1 share and 285,978,495 shares, respectively, issued and outstanding	486	486	486
Series C Mandatory Convertible Preferred Stock offered hereby, $0.01 par value, zero shares issued and outstanding, historical; 15,000,000 shares issued and outstanding, as adjusted and pro forma	—	730	730
Common Stock, $0.01 par value. 3,500,000,000 shares authorized; 559,140,869 shares issued and outstanding, historical, as adjusted and pro forma(4)	6	6	6
Additional Paid-In Capital	8,460	8,460	8,460
Retained Earnings	1,057	1,057	1,037
Accumulated Other Comprehensive Income (Loss)	(53)	(53)	(53)
Total KKR & Co. Inc. Stockholders’ Equity	$9,956	$10,686	$10,666
Noncontrolling Interests	19,440	19,440	21,375
Total Equity	$29,396	$30,126	$32,041
Total Capitalization	$34,125	$34,855	$37,770
(1)
We expect to finance the Acquisition, net of equity roll-over participation, with a combination of cash on hand (including cash generated by the monetization of investments prior to Closing), proceeds from potential syndication of the equity interest in Parent to minority co-investors and the issuance of new debt and/or equity, including this offering. In addition to this offering, pro forma amounts assume (a) $4,360 million of consideration (based on GA Book Value as of June 30, 2020) to be paid to complete the Acquisition, (b) a reduction of $1,744 million in total consideration payable for the Acquisition based on rollover investors and co-investors holding approximately 40% of economic ownership of Global Atlantic at Closing, (c) $1.0 billion of borrowings under KKR’s existing revolving credit facility, in lieu of additional equity or debt securities (which may include senior notes and/or subordinated notes), and (d) the use of $886 million of cash on hand to pay consideration for the Acquisition. The actual Book Value of Global Atlantic and sources of funding may be different from these assumptions and such differences may be material. See “Summary—Recent Developments—Financing Transactions.”

(2)
Amounts exclude (i) financing arrangements entered into by our consolidated funds with the objective of providing liquidity to the funds and borrowings collateralized by specific investments and other assets held directly by majority owned investment vehicles of $8.7 billion and (ii) debt securities issued by our consolidated CLOs of $15.3 billion. Debt securities issued by consolidated CLO entities are supported solely by the investments held at the CLO vehicles and are not collateralized by assets of any other KKR entity. Obligations under financing arrangements entered into by our consolidated funds are generally limited to our pro rata equity interest in such funds. Our management companies bear no obligations to repay any financing arrangements at our consolidated funds. Amounts exclude debt obligations of Global Atlantic of approximately $1,163 million as of June 30, 2020.

(3)
Consists of (i) $500.0 million aggregate principal amount of 5.500% Notes due 2032, (ii) $120.0 million aggregate principal amount of 5.200% Senior Notes due 2033 and (iii) $70.0 million aggregate principal amount of 5.400% Senior Notes due 2033 (collectively, the “KFN Senior Notes”). The KFN Senior Notes are unsecured and unsubordinated obligations of KFN. KFN also issued $258.5 million aggregate principal amount of Junior Subordinated Notes which mature between 2036 and 2037.

(4)
Does not give effect to any shares issuable upon conversion of the Mandatory Convertible Preferred Stock or any shares issued in payment of a dividend or pursuant to an acquisition termination redemption, in each case, on the Mandatory Convertible Preferred Stock.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK
The following description is a summary of certain provisions of our   % Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, which we refer to as our “Mandatory Convertible Preferred Stock.” The following summary of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations governing the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”) and our amended and restated certificate of incorporation.
As used in this section, the terms the “Company,” “us,” “we” or “our” refer to KKR & Co. Inc. and not any of its subsidiaries or affiliates.
General
Our authorized capital stock consists of 5,000,000,000 shares, all with a par value of $0.01 per share, of which:
•	3,500,000,000 are designated as common stock; and
•
1,500,000,000 are designated as preferred stock, of which (w) 13,800,000 shares are designated as “6.75% Series A Preferred Stock” (“Series A Preferred Stock”), (x) 6,200,000 shares are designated as “6.50% Series B Preferred Stock” (“Series B Preferred Stock”), (y) 1 share is designated as “Series I Preferred Stock” (“Series I Preferred Stock”) and (z) 499,999,999 shares are designated as “Series II Preferred Stock” (“Series II Preferred Stock”).

Under our amended and restated certificate of incorporation, our board of directors (the “Board of Directors”) is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each series, to fix, without further stockholder approval (except as may be required by our amended and restated certificate of incorporation or any certificate of designation relating to any series of preferred stock), the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of preferred stock and the number of shares of such series. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.
When issued, the Mandatory Convertible Preferred Stock and our common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.
Ranking
The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:
•
senior to (i) our common stock, (ii) our existing Series I Preferred Stock and our existing Series II Preferred Stock and (iii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “Initial Issue Date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•
on parity with (i) our existing Series A Preferred Stock and our existing Series B Preferred Stock and (ii) any class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•
junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.
In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of our subsidiaries. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.”
As of June 30, 2020, the Company had total outstanding indebtedness of $28,677 million and 13,800,000 outstanding shares of Series A Preferred Stock (with a liquidation preference of $25 per share), 6,200,000 outstanding shares of Series B Preferred Stock (with a liquidation preference of $25 per share), 1 outstanding share of Series I Preferred Stock (with a liquidation value of $0.01 per share) and 285,978,495 outstanding shares of Series II Preferred Stock (with a liquidation value of $0.000000001 per share).
Listing
We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “KKR PR C.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Initial Issue Date. In addition, upon listing, we will agree to use our commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on the NYSE. However, there can be no assurance that the Mandatory Convertible Preferred Stock will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Stock on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily.
Dividends
Subject to the rights of holders of any class or series of any Senior Stock, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, or an authorized committee thereof, out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in shares of common stock, cumulative dividends at the rate per annum of   % of the Liquidation Preference of $50.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $   per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.” If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to, and including, September 15, 2023, commencing on December 15, 2020 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available or shares of common stock legally permitted to be issued for the payment of such dividends. If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the Close of Business (as defined below) on March 1, June 1, September 1 and December 1, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Regular Record Date”), whether or not such holders early convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Mandatory Convertible Preferred Stock and will end on and exclude the December 15, 2020 Dividend Payment Date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the initial dividend period, assuming the Initial Issue Date is      , 2020 will be $    per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of   % and a Liquidation Preference of $50.00 per share) and will be payable, when, as and if declared, on December 15, 2020, to the holders of record thereof on December 1, 2020. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $    per share of the Mandatory Convertible Preferred Stock (based on the annual dividend rate of   % and a Liquidation Preference of $50.00 per share). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.
No dividend will be paid unless and until our Board of Directors, or an authorized committee of our Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock. Except as described above, dividends on shares of the Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of the Mandatory Convertible Preferred Stock will terminate, from and after the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, as defined below), as applicable (other than the right to receive the consideration due upon such conversion as described herein).
Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness, including our subsidiaries’ revolving credit facilities and the indentures governing our subsidiaries’ notes. Any credit facilities, indentures or other financing agreements we enter into in the future may contain covenants that restrict our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock at current or planned rates or at all.”
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), determined in our sole discretion:
•	in cash;
•	by delivery of shares of our common stock; or
•	through any combination of cash and shares of our common stock.
We will make each payment of a declared dividend on the shares of the Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than ten (10) Scheduled Trading Days (as defined below) prior to the Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of the Mandatory Convertible Preferred Stock will be rounded to the nearest cent.
If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined below) per share of our common stock over the five consecutive Trading Day (as defined below) period beginning on, and including, the sixth Scheduled Trading Day (as defined below) prior to the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined herein) or otherwise), then the Dividend Payment Date will be postponed until the second Business Day after the final Trading Day of such five Trading Day period; provided that no interest or other amounts will accrue as a result of such postponement.
No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so, pay a cash amount (computed to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent a registration statement covering such shares is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”). To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our common stock approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.
Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:
•	the declared dividend, divided by
•
$    , which amount represents approximately 35% of the Initial Price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-Dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.
Dividend Stopper
So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of the Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share, (ii) purchases, redemptions or other acquisitions of common stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other acquisitions or surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases or deemed purchases or acquisitions of fractional interests in shares of any of our common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of common stock or other Junior Stock; (iv) any dividends or distributions of rights or common stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) purchases of common stock or other Junior Stock pursuant to a contractually binding requirement to buy common stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the date of this prospectus supplement; (vi) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares and (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and the payment of cash in lieu of fractional shares.
The phrase “Share Dilution Amount” means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with GAAP and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (or, in case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of the Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of the Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and all declared and unpaid dividends per share on such shares of Parity Stock bear to each other (subject to their having been declared by our Board of Directors, or an authorized committee thereof, out of legally available funds); provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate except as described herein. For purposes of this calculation, with respect to non-cumulative Parity Stock, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.
Subject to the foregoing, and not otherwise, such dividends as may be determined by our Board of Directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including our common stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.
Redemption
Other than pursuant to the acquisition termination redemption described below, the Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Acquisition Termination Redemption
We expect to use the net proceeds from this offering in connection with the Acquisition (as such term is defined on the cover page of this prospectus supplement), as described under the heading “Use of Proceeds.” Within ten (10) Business Days following the earlier of (a) the Close of Business on May 7, 2021 (or any later date corresponding to the Outside Termination Date as extended pursuant to the Merger Agreement (as defined in this prospectus supplement)), if the consummation of the Acquisition has not occurred on or prior to such time on such date, and (b) the date on which an Acquisition Termination Event (as defined below) occurs, we may, at our option, give notice of an acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock (provided that, to the extent the shares of Mandatory Convertible Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). If we provide notice of acquisition termination redemption to holders of the Mandatory Convertible Preferred Stock, then, on the Acquisition Termination Redemption Date (as defined below), we will redeem the shares of Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-Whole Amount (as defined below).
“Acquisition Termination Event” means either (1) the Merger Agreement is terminated or (2) we determine in our reasonable judgment that the Acquisition will not occur.
“Acquisition Termination Redemption Date” means the date specified by us in our notice of acquisition termination redemption that is not less than 30 nor more than 60 days following the date on which we provide notice of such acquisition termination redemption; provided that such date shall be a Business Day; provided, further, that, if the Acquisition Termination Share Price is greater than the Initial Price (as defined under “—Mandatory Conversion”) and we elect to:
•	pay cash in lieu of delivering all or any portion of the shares of common stock equal to the Acquisition Termination Conversion Rate (as defined below), or
•	deliver shares of common stock in lieu of all or any portion of the Acquisition Termination Dividend Amount (as defined below), the Acquisition Termination Redemption Date will be the second Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value (as defined below).
“Acquisition Termination Make-Whole Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount payable in cash equal to $50.00 plus accumulated and unpaid dividends to, but excluding, the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-Whole Amount will equal the Reference Amount (as defined below), which may be paid in cash, shares of common stock or combination thereof, as described below.

The “Acquisition Termination Share Price” means the Average VWAP per share of common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which we provide notice of acquisition termination redemption.
The “Reference Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount equal to the sum of the following amounts:
(i)	a number of shares of common stock equal to the Acquisition Termination Conversion Rate (as defined below); plus
(ii)	cash in an amount equal to the Acquisition Termination Dividend Amount (as defined below);
provided that we may deliver cash in lieu of all or any portion of the shares of common stock set forth in clause (i) above, and we may deliver shares of common stock in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as described below.
“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), assuming for such purpose that the date on which we provide notice of acquisition termination redemption is the Fundamental Change Effective Date (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), and that the Acquisition Termination Share Price is the Fundamental Change Stock Price (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”).
“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of:
•	the Fundamental Change Dividend Make-Whole Amount (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”); and
•	the Accumulated Dividend Amount (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”),
assuming in each case, for such purpose that the date on which we provide notice of acquisition termination redemption is the Fundamental Change Effective Date.
If the Acquisition Termination Share Price exceeds the Initial Price:
•
we may elect to pay cash in lieu of delivering all or any portion of the number of shares of common stock equal to the Acquisition Termination Conversion Rate. If we make such an election, we will deliver cash (computed to the nearest cent) in an amount equal to such number of shares of common stock in respect of which we have made this election multiplied by the Acquisition Termination Market Value; and

•
we may elect to deliver shares of common stock in lieu of paying cash for some or all of the Acquisition Termination Dividend Amount. If we make such an election, we will deliver a number of shares of common stock equal to such portion of the Acquisition Termination Dividend Amount to be paid in shares of common stock divided by the greater of (x) the Floor Price and (y) 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which shares of common stock are delivered exceeds the product of such number of shares of common stock multiplied by 97% of the Acquisition Termination Market Value, we will, if we are legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent); provided further that to the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

“Acquisition Termination Market Value” means the Average VWAP per share of common stock over the 20 consecutive Trading Day period commencing on, and including, the second Trading Day following the date on which we provide notice of acquisition termination redemption.

If any portion of the Acquisition Termination Make-Whole Amount is to be paid in shares of common stock, no fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the Average VWAP per share of common stock over the five consecutive Trading Day period beginning on, and including, the sixth Scheduled Trading Day immediately preceding the Acquisition Termination Redemption Date. If more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a holder, the number of our shares of common stock issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed.
The notice of acquisition termination redemption will specify, among other things:
•	the Acquisition Termination Make-Whole Amount;
•
if the Acquisition Termination Share Price exceeds the Initial Price, the number of shares of common stock and the amount of cash comprising the Reference Amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of all or a portion of a number of shares of common stock equal to the Acquisition Termination Conversion Rate or shares of common stock in lieu of some or all of the cash in respect of the Acquisition Termination Dividend Amount);

•
if the Acquisition Termination Share Price exceeds the Initial Price, whether we will pay cash in lieu of delivering all or any portion of the number of shares of common stock equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such shares of common stock in respect of which cash will be paid);

•
if the Acquisition Termination Share Price exceeds the Initial Price, whether we will deliver shares of common stock in lieu of paying cash for all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which shares of common stock will be delivered in lieu of cash); and

•
the scheduled Acquisition Termination Redemption Date (specifying, as applicable, a fixed date or that the Acquisition Termination Redemption Date will be the second Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of the Acquisition Termination Make-Whole Amount, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of common stock approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed) and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.
The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preferred Stock. Our ability to pay the Acquisition Termination Make-Whole Amount to holders of the Mandatory Convertible Preferred Stock in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and following our election, if any, to redeem the Mandatory Convertible Preferred Stock, sufficient funds may not be available when necessary to pay the Acquisition Termination Make-Whole Amount.

Liquidation Preference
In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $50.00 per share of the Mandatory Convertible Preferred Stock (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of the Mandatory Convertible Preferred Stock of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such holder’s shares of the Mandatory Convertible Preferred Stock, such holder of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.
Neither the sale, lease nor exchange of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.
Our amended and restated certificate of incorporation, including the Certificate of Designations for the Mandatory Convertible Preferred Stock, will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.
Mirror Units
We intend to contribute the net proceeds from the sale of the Mandatory Convertible Preferred Stock to KKR Group Partnership. In consideration of our contribution, KKR Group Partnership will issue to us (or a wholly-owned subsidiary of ours) a new series of preferred units with economic and conversion terms designed to mirror those of the Mandatory Convertible Preferred Stock, which we refer to as the “GP Mirror Units.” The terms of the GP Mirror Units will provide that unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units for the then-current quarterly distribution period, then during such quarterly distribution period only, KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the GP Mirror Units also will provide that, in the event that KKR Group Partnership liquidates, dissolves or winds up, KKR Group Partnership may not declare or pay or set apart payment on its common units or any other units ranking junior to the GP Mirror Units unless the outstanding liquidation preference on all outstanding GP Mirror Units have been repaid via redemption or otherwise. The foregoing would not apply to (i) a Substantially All Merger or a Substantially All Sale whereby KKR Group Partnership is the surviving Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the GP Mirror Units, (ii) the sale or disposition of KKR Group Partnership (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of KKR Group Partnership should KKR Group Partnership not constitute a “significant subsidiary” of KKR & Co. Inc. under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iv) an event where the shares of Mandatory Convertible Preferred Stock have been fully redeemed pursuant to the terms of our amended and restated certificate of incorporation or if proper notice of redemption of the Mandatory Convertible Preferred Stock has been given and funds sufficient to pay the redemption price for all of the shares of Mandatory Convertible Preferred Stock called for redemption have been set aside for payment pursuant to the terms of our amended and restated certificate of incorporation, (v) transactions where the assets of KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to another Group Partnership (as such term is defined in the limited partnership agreement of KKR Group Partnership (the “KKR Group Partnership LPA”)), and (vi) with respect to KKR Group Partnership, a Permitted Transfer or a Permitted Reorganization. In connection with (a) the March 2016 issuance of our Series A Preferred Stock, KKR Group Partnership issued an aggregate of 13,800,000 preferred units with economic terms designed to mirror those of the Series A Preferred Stock, which we refer to as the “Series A GP Mirror Units,” and (b) the June 2016 issuance of the Series B Preferred Stock, KKR Group Partnership issued an aggregate of 6,200,000 preferred units with economic terms designed to mirror those of the Series B Preferred Stock, which we refer to as the “Series B GP Mirror Units,” and the GP Mirror Units will rank equally with both the Series A GP Mirror Units and Series B GP Mirror Units.
For the purpose of the GP Mirror Units:
A “Permitted Jurisdiction” means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing.
“Permitted Reorganization” means (i) the voluntary or involuntary liquidation, dissolution or winding up of any of KKR Group Partnership’s subsidiaries or upon any reorganization of KKR Group Partnership into another limited liability entity pursuant to provisions of the KKR Group Partnership LPA that allow KKR Group Partnership to convert, merge or convey our assets to another limited liability entity with or without limited partner approval (including a merger or conversion of KKR Group Partnership into a corporation if the general partner determines in its sole discretion that it is no longer in the interests of KKR Group Partnership to continue as a partnership for U.S. federal income tax purposes) or (ii) KKR Group Partnership engages in a reorganization or other transaction in which a successor to KKR Group Partnership issues equity securities to the holders of the GP Mirror Units that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the GP Mirror Units pursuant to provisions of the KKR Group Partnership LPA that allow KKR Group Partnership to do so without limited partner approval.
“Permitted Transfer” means the sale, conveyance, exchange or transfer, for cash, of units of capital stock, securities or other consideration, of all or substantially all of KKR Group Partnership’s property or assets nor the consolidation, merger or amalgamation of KKR Group Partnership with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into KKR Group Partnership which will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of KKR Group Partnership, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up.
“Person” means any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, entity, unincorporated or governmental organization or any agency or political subdivision thereof.
“Substantially All Merger” means a merger or consolidation of the KKR Group Partnership with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the KKR Group Partnership.
“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the KKR Group Partnership taken as a whole.
Voting Power
The holders of the Mandatory Convertible Preferred Stock will not have any voting rights or powers, except as described below and as specifically required by Delaware law or by our amended and restated certificate of incorporation from time to time.
Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our Board of Directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, if any, as provided below, to vote for the election of a total of two additional members of our Board of Directors (the “Preferred Stock Directors”); provided, however, that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided, further, that our Board of Directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by our amended and restated bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting powers.
At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of a majority in voting power of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority in voting power of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.
As used in this prospectus supplement, “Voting Preferred Stock” means any other class or series of our Parity Stock upon which like voting powers for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.
If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment shall have been set aside for the benefit of the holders thereof on the applicable Regular Record Date (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting powers, subject to the revesting of such powers in the event of each subsequent Nonpayment. If such voting powers for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, each Preferred Stock Director then in office shall automatically be disqualified as a director and shall no longer be a director and the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our Board of Directors shall automatically decrease by two.
Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed, or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described above; provided, however, that the election of any such Preferred Stock Directors to fill such vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our Board of Directors for a vote.
So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of record of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders:
•	amend or alter the provisions of our amended and restated certificate of incorporation so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;
•
amend, alter or repeal any provision of our amended and restated certificate of incorporation or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or

•
consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that in the event that a transaction would trigger voting powers under both the second and the third bullet point above, the third bullet point will govern; provided, further, however, that (1) any increase in the number of our authorized but unissued shares of our preferred stock, (2) any increase in the number of authorized or issued shares of the Mandatory Convertible Preferred Stock or (3) the creation and issuance, or increase in the authorized or issued number, of any class or series of Parity Stock or Junior Stock, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock. Our amended and restated certificate of incorporation and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equal with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.
As of June 30, 2020, we had issued and outstanding 559,140,869 shares of common stock, 13,800,000 shares of Series A Preferred Stock, 6,200,000 shares of Series B Preferred Stock, 1 share of Series I Preferred Stock and 285,978,495 shares of Series II Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect the rights, preferences or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock, the rights, preferences or voting powers of which are adversely affected and entitled to vote, shall vote as a class in lieu of all other series of Voting Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:
•
to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations;

•
to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our amended and restated certificate of incorporation or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to make any other change that does not adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).
In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to (i) conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement relating to this offering, as supplemented and/or amended by any related pricing term sheet or (ii) file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.
Mandatory Conversion
Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed as described under “—Acquisition Termination Redemption,” will automatically convert on the Mandatory Conversion Date (as defined below), into a number of shares of our common stock equal to the Conversion Rate described below.
The “Conversion Rate,” which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding any shares of our common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:
•
if the Applicable Market Value (as defined below) of our common stock is greater than the Threshold Appreciation Price, which is approximately $    , then the Conversion Rate will be     shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

•
if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, which is approximately $    , then the Conversion Rate will be equal to $50.00, divided by the Applicable Market Value of our common stock, rounded to the nearest ten-thousandth of a share; or

•
if the Applicable Market Value of our common stock is less than the Initial Price, then the Conversion Rate will be      shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

For the avoidance of doubt, the Conversion Rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to adjustment as described under “—Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of any Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.
We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The Fixed Conversion Rates are subject to adjustment as described under “—Anti-Dilution Adjustments” below. The “Threshold Appreciation Price” is calculated by dividing $50.00 by the Minimum Conversion Rate, and represents approximately   % appreciation over the Initial Price. The “Initial Price” is calculated by dividing $50.00 by the Maximum Conversion Rate and initially equals approximately $    , the closing price of our common stock on August    , 2020.

If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, September 15, 2023, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under “—Dividends.” If, on or prior to September 15, 2023 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Conversion Rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:
•	the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (the “Additional Conversion Amount”), divided by
•	the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using September 15, 2023 as the applicable Dividend Payment Date).
To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of the Mandatory Convertible Preferred Stock.
Hypothetical Conversion Values Upon Mandatory Conversion
For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described above for any Additional Conversion Amount or as described below in “—Anti-Dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be declared and paid in cash (and not in additional shares of our common stock). The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of approximately $    and a Threshold Appreciation Price of approximately $    , a holder of the Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:
Assumed Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock, the aggregate market value of our common stock you receive upon mandatory conversion of a share of the Mandatory Convertible Preferred Stock (excluding any shares of our common stock you receive in respect of accrued and unpaid dividends) will be:
•	greater than the $50.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is greater than the Threshold Appreciation Price;
•
equal to the $50.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•	less than the $50.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than the Initial Price.
Certain Definitions
“Applicable Market Value” means the Average VWAP per share of our common stock over the Settlement Period (as defined below).
“Close of Business” means 5:00 p.m., New York City time.
“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be September 15, 2023. If the Mandatory Conversion Date occurs after September 15, 2023 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), no interest or other amounts will accrue as a result of such postponement.
“Market Disruption Event” means:
•	a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or
•
the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our common stock.

“Open of Business” means 9:00 a.m., New York City time.
“Relevant Stock Exchange” means the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.
A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.
“Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 15, 2023.
A “Trading Day” means a day on which:
•	there is no Market Disruption Event; and
•	trading in our common stock generally occurs on the Relevant Stock Exchange;
provided, however, that if our common stock is not listed or admitted for trading, “Trading Day” means any Business Day.
“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “KKR<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is not available, the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering). The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.
Early Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Stock will have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to September 15, 2023 (an “Early Conversion”), into shares of our common stock at the Minimum Conversion Rate of    shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “—Anti-Dilution Adjustments” below.
If, as of the Conversion Date (as defined below) of any Early Conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to:
•
such amount of undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock for such prior full dividend periods (the “Early Conversion Additional Amount”), divided by

•
the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.
Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, as described in the section above entitled “—Dividends.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
General
If a “Fundamental Change” (as defined below) occurs on or prior to September 15, 2023, holders of the Mandatory Convertible Preferred Stock will have the right during the Fundamental Change Conversion Period (as defined below) to:
(i)
convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into a number of shares of our common stock (or Units of Exchange Property as described below) at the conversion rate specified in the table below (the “Fundamental Change Conversion Rate”);

(ii)	with respect to such converted shares, receive a Fundamental Change Dividend Make-Whole Amount (as defined below) payable in cash or shares of our common stock; and
(iii)	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock, subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and

(iii) above, if the Regular Record Date for a dividend period for which we have, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record on such Regular Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.
To exercise this right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Fundamental Change Effective Date and ending at the Close of Business on the date that is 20 calendar days after the Fundamental Change Effective Date (but, in no event later than September 15, 2023). A Conversion Date occurring during such Fundamental Change Conversion Period is referred to herein as a “Fundamental Change Conversion Date,” and holders so converting shall be deemed to have exercised their Fundamental Change Conversion right. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount.
We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date. If we notify holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond September 15, 2023.
A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:
(i)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than a Continuing KKR Person or one or more of our wholly-owned subsidiaries;

(ii)
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), whether or not applicable), other than us, any of our wholly-owned subsidiaries, a Continuing KKR Person or any of our or any of our wholly-owned subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors; or

(iii)
our common stock (or other common stock constituting Exchange Property) ceases to be listed or quoted for trading on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or another U.S. national securities exchange or any of their respective successors).

“Continuing KKR Person” means, immediately prior to and immediately following any relevant date of determination, (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Fundamental Change, or (ii) any “person” in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests.

“KKR Group” means the KKR Group Partnership, the direct and indirect parents (including, without limitation, general partners) of the KKR Group Partnership (the “Parent Entities”), any direct or indirect subsidiaries of the Parent Entities or the KKR Group Partnership, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (“KKR Fund”) and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment.
“KKR Group Partnership” means KKR Group Partnership L.P.
However, a transaction or transactions described in clause (i) or clause (ii) of the definition of “Fundamental Change” above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.
Fundamental Change Conversion Rate
The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and the price (the “Fundamental Change Stock Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in such Fundamental Change, the Fundamental Change Stock Price shall be the cash amount paid per share of common stock. Otherwise, the Fundamental Change Stock Price shall be the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date.
The Fundamental Change Stock Prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted Fundamental Change Stock Prices will equal (i) the Fundamental Change Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-Dilution Adjustments.”
The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock for each Fundamental Change Stock Price and Fundamental Change Effective Date set forth below.
Fundamental Change Stock Price
	$	$	$	$	$	$	$	$	$
Fundamental Change Effective Date
August , 2020
September 15, 2021
September 15, 2022
September 15, 2023
The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:
•
if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;
•
if the Fundamental Change Stock Price is in excess of $    per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•
if the Fundamental Change Stock Price is less than $    per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount
For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will, at our option (subject to satisfaction of the requirements described below):
(a)
pay in cash (computed to the nearest cent), to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness, an amount equal to the present value, calculated using a discount rate of   % per annum, of all dividend payments (excluding any Accumulated Dividend Amount, and subject to the second sentence under “—General” above) on the Mandatory Convertible Preferred Stock for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, September 15, 2023 (the “Fundamental Change Dividend Make-Whole Amount”);

(b)
increase the number of shares of our common stock (or Units of Exchange Property) to be issued upon conversion by a number equal to (i) the Fundamental Change Dividend Make-Whole Amount, divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Fundamental Change Stock Price; or

(c)
pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of clauses (a) and (b) above.

As used herein, the term “Accumulated Dividend Amount” means, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change Effective Date, including for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. For the avoidance of doubt, if the Regular Record Date for a dividend period for which we have, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Regular Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.
The Accumulated Dividend Amount will be payable at our option (subject to satisfaction of the requirements described below):
•	in cash (computed to the nearest cent), to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness;
•
in an additional number of shares of our common stock (or Units of Exchange Property) equal to (i) the Accumulated Dividend Amount, divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Fundamental Change Stock Price; or

•	through a combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our common stock (or Units of Exchange Property).
In addition, if we elect to deliver common stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.
However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, then the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Stock Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.
No fractional shares of our common stock (or to the extent applicable, Units of Exchange Property) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead pay a cash amount (computed to the nearest cent) to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock (or to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of our common stock (or to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Conversion Date.
Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:
•
the Fundamental Change Conversion Rate (if we provide notice to holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined);

•
the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

•
the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash, our common stock or any combination thereof) could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures
Upon Mandatory Conversion
Any outstanding shares of the Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the Mandatory Conversion Date. You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.
A certificate representing the shares of common stock issuable upon conversion will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after you have paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the Mandatory Conversion Date. Prior to the Close of Business on the Mandatory Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will not be deemed to be outstanding for any purpose and you will have no rights, powers or preferences with respect to such common stock, including voting powers, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.
Upon Early Conversion or Upon Early Fundamental Change Conversion
If you elect to convert the Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” (an “Early Fundamental Change Conversion”), you must observe the following conversion procedures:
•
If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program.

•
If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Designations for the Mandatory Convertible Preferred Stock.

In either case, if required, you must pay all transfer or similar taxes or duties, if any, as described below.
The “Conversion Date” will be the date on which you have satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion.
You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.
A certificate representing shares of common stock issuable upon conversion will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon an Early Conversion or an Early Fundamental Change Conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the applicable Conversion Date. Prior to the Close of Business on the applicable Conversion Date, the shares of common stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights, powers or preferences with respect to such common stock, including voting powers, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.
Fractional Shares
No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Conversion Date.
Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is to be automatically converted on the Mandatory Conversion Date or is surrendered for conversion at one time, in each case, by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock to be automatically converted or so surrendered, as the case may be.
Anti-Dilution Adjustments
Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions described below without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of common stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of the Mandatory Convertible Preferred Stock held by such holder.
(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,
CR0
= such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date (as defined below) of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	= such Fixed Conversion Rate in effect immediately after the Close of Business on such record date or immediately after the Open of Business on such effective date, as applicable;
OS0
= the number of shares of our common stock outstanding immediately prior to the Close of Business on such record date or immediately prior to the Open of Business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	= the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the Close of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding immediately prior to the Close of Business on the record date or immediately prior to the Open of Business on the relevant effective date, as the case may be, and the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.
“Effective date” as used in this clause (1) means the first date on which the shares of our common stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).
(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the Average VWAP per share of our common stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y
where,
CR0	= such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;
CR1	= such Fixed Conversion Rate in effect immediately after the Close of Business on such record date;
OS0	= the number of shares of our common stock outstanding immediately prior to the Close of Business on such record date;
X	= the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y
= the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.
For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such Average VWAP per share for the ten (10) consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our Board of Directors or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which the provisions set forth in clause (1) or (2) shall apply;
•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;
•
any dividends and distributions upon conversion of, or in exchange for, our common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described below under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;

•	except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;
then each Fixed Conversion Rate will be increased based on the following formula:
CR1 = CR0 x	SP0
SP0 - FMV
where,
CR0	= such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;
CR1	= such Fixed Conversion Rate in effect immediately after the Close of Business on such record date;
SP0
= the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV
= the fair market value (as determined by our Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock on the ex-date for such distribution.

“Ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Any increase made under the portion of this clause (3) above will become effective immediately after the Close of Business on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, in respect of each share of the Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the Maximum Conversion Rate in effect on the record date for the distribution.
If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•	we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and
•
we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire or are terminated without exercise by any holder thereof; provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” each Fixed Conversion Rate will be increased based on the following formula:
CR1 = CR0 x	FMV0 + MP0
MP0
where,
CR0	= such Fixed Conversion Rate in effect immediately prior to the Open of Business on the ex-date for the spin-off;
CR1	= such Fixed Conversion Rate in effect immediately after the Open of Business on the ex-date for the spin-off;
FMV0
= the Average VWAP per share of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the ten (10) consecutive Trading Day period commencing on, and including, the ex-date for the spin-off (the “valuation period”); and

MP0	= the Average VWAP per share of our common stock over the valuation period.
The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the Close of Business on the last Trading Day of the valuation period but will be given retroactive effect as of immediately after the Open of Business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second Business Day after the last Trading Day of such valuation period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.135 per share (the “Initial Dividend Threshold”), each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 - T
SP0 - C
where,
CR0	= such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;
CR1	= such Fixed Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;
SP0	= the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such distribution;
T	= the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and
C	= the amount in cash per share we distribute to all or substantially all holders of our common stock.
The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to each Fixed Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to each Fixed Conversion Rate under this clause (4).
Any increase made under this clause (4) shall become effective immediately after the Close of Business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, for each share of the Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period (the “averaging period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,
CR0	= such Fixed Conversion Rate in effect immediately prior to the Close of Business on the expiration date;
CR1	= such Fixed Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC
= the aggregate value of all cash and any other consideration (as determined by our Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0
= the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1
= the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	= the Average VWAP of our common stock over the averaging period.
The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the Close of Business on the last Trading Day of the averaging period but will be given retroactive effect as of immediately after the Close of Business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the averaging period until the second Business Day after the last Trading Day of the averaging period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate; except as set forth below.
In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).
We may, to the extent permitted by law and the rules of NYSE or any other securities exchange on which our common stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and our Board of Directors, or a committee thereof, determines that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.
Holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See “Certain United States Federal Income and Estate Tax Consequences.”
If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.
Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of our common stock issuable to a holder upon any conversion of the Mandatory Convertible Preferred Stock, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
The Fixed Conversion Rates will not be adjusted:
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•
upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the Initial Issue Date;

•	for a change in the par value of our common stock;
•
for stock repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our Board of Directors;

•
for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”; or

•
for any other issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities, except as described above.

Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Stock Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock and shall be made in good faith.
We will be required, within ten (10) Business Days after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.
For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $50.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $50.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).
Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our Board of Directors or an authorized committee thereof will make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Stock Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date, record date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:
•
the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•
that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.
Recapitalizations, Reclassifications and Changes of Our Common Stock
In the event of:
•	any consolidation or merger of us with or into another person;
•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;
•	any reclassification of our common stock into securities, including securities other than our common stock; or
•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive).
If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.
We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average referred as soon as practicable after such determination is made.
The number of “Units of Exchange Property” we will deliver for each share of the Mandatory Convertible Preferred Stock converted or subject to acquisition termination redemption, or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, Early Conversion and Early Fundamental Change Conversion, the description of the relevant redemption provisions and/or the description of the relevant dividend payment provisions, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of the underlying shares of our common stock). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our Board of Directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts, or “ADRs,” that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “—Anti-Dilution Adjustments” will apply to any shares of capital stock or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event.
In connection with any adjustment to each Fixed Conversion Rate described above, we will also adjust the Initial Dividend Threshold (as defined under “—Anti-Dilution Adjustments”) based on the number of shares of common stock comprising the Exchange Property and (if applicable) the value of any non-stock consideration comprising the Exchange Property. If the Exchange Property is composed solely of non-stock consideration, the Initial Dividend Threshold will be zero.
We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the Mandatory Convertible Preferred Stock.
Notices
We will send all notices or communications to holders of the Mandatory Convertible Preferred Stock pursuant to the Certificate of Designations in writing by first class mail, postage prepaid, to the holders’ respective addresses shown on the register for the Mandatory Convertible Preferred Stock. However, in the case of Mandatory Convertible Preferred Stock in the form of global securities, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.
Reservation of Shares
We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the Mandatory Convertible Preferred Stock then outstanding.
Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent
American Stock Transfer & Trust Company, LLC is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.
Book-Entry, Delivery and Form
The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“Participants”) or persons who hold interests through such Participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.
Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by Participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.
Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include:
•	securities brokers and dealers;
•	banks and trust companies; and
•	clearing corporations and certain other organizations.
Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (indirect Participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.
If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Beneficial interests in the Mandatory Convertible Preferred Stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain U.S. federal income tax consequences of ownership, disposition, and conversion of the Mandatory Convertible Preferred Stock and the ownership and disposition of any common stock received in respect of the Mandatory Convertible Preferred Stock. The discussion is limited to beneficial owners who will hold the common stock or Mandatory Convertible Preferred Stock as “capital assets” within the meaning of Section 1221 of the Code.
This discussion does not describe all of the tax consequences that may be relevant to beneficial owners in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or to beneficial owners subject to special rules, such as:
•	financial institutions;
•	insurance companies;
•	dealers in securities;
•	persons holding Mandatory Convertible Preferred Stock or common stock as part of a hedge, “straddle” or integrated transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes (or investors in such entities);
•	U.S. expatriates;
•	tax-exempt organizations;
•
persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Mandatory Convertible Preferred Stock or the common stock to their financial statements under Section 451 of the Code;

•	real estate investment trusts or regulated investment companies; or
•	persons that own or are deemed to own 5% or more of the Mandatory Convertible Preferred Stock or our common stock (by vote or value).
This summary is based Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which may affect the tax consequences described herein (possibly with retroactive effect).
This summary addresses only U.S. federal income tax consequences. Persons considering the purchase of Mandatory Convertible Preferred Stock are urged to consult their tax advisors with regard to the application of the U.S. federal income or other federal tax laws (including estate and gift tax laws) to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
As used herein, the term “U.S. Holder” means a beneficial owner of Mandatory Convertible Preferred Stock or common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions, or (ii) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of the Mandatory Convertible Preferred Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Mandatory Convertible Preferred Stock or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding Mandatory Convertible Preferred Stock or common stock and partners in such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
Distributions paid on our Mandatory Convertible Preferred Stock or shares of our common stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis, in the Mandatory Convertible Preferred Stock or shares of our the common stock. Any remaining excess will be treated as capital gain. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.
If we make a distribution on our Mandatory Convertible Preferred Stock in the form of shares of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders should consult with their tax advisors regarding the tax consequences of a common stock distribution on our Mandatory Convertible Preferred Stock.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Sale or Other Taxable Disposition of Our Stock” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our Mandatory Convertible Preferred Stock or common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Taxation of Distributions.”
Adjustments to Conversion Rate
The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. In such circumstances, a U.S. Holder that holds our Mandatory Convertible Preferred Stock may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments on the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed above under “—Taxation of Distributions.” Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments in the terms of the Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula.
If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Taxation of Distributions.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because the U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from payments of cash or shares of common stock payable to the U.S. Holder.
Sale or Other Taxable Disposition of Our Stock
Upon the sale or the other taxable disposition of shares of Mandatory Convertible Preferred Stock (other than pursuant to a conversion or an acquisition termination redemption described below) or common stock, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described in “—Taxation of Distributions” above to U.S. Holders of record who have not previously included such dividends in income) and the holder’s adjusted tax basis in such shares. Gain or loss realized on the sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Mandatory Convertible Preferred Stock or the common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Conversion of Mandatory Convertible Preferred Stock into Common Stock
A U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Taxation of Distributions,” with any common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such common stock determined as of the date of conversion.
Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Mandatory Convertible Preferred Stock for more than one year at the time of conversion.
The tax treatment of a U.S. Holder’s receipt of any cash or common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any make-whole dividend, is uncertain. Although not free from doubt, we believe the receipt of such cash or common stock should be treated as additional consideration received by the U.S. Holder upon conversion of the Mandatory Convertible Preferred Stock into common stock. Accordingly, the receipt of cash should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of (i) the sum of the fair market value of our common stock received upon conversion (including any fractional common share for which cash is received) and the cash received (other than amounts of cash or common stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. Holder’s tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend (i.e., it is not considered “not essentially equivalent to a dividend” as described below under “—Acquisition Termination Redemption”), such gain (to the extent recognized) would be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any make-whole dividend, exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock.
U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared and any make-whole dividends is not certain and may be challenged by the Internal Revenue Service (“IRS”), including on grounds that the amount received attributable to the accrued and unpaid dividends that have not been declared and any make-whole dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Taxation of Distributions,” which may exceed the amount of gain otherwise recognized on conversion.
Except as discussed in the last sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock. A U.S. Holder’s adjusted tax basis in common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have an adjusted tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.
In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.
Acquisition Termination Redemption
If, as a result of an acquisition termination redemption, a U.S. Holder receives from us a combination of cash and shares of our common stock pursuant to the payment of the Acquisition Termination Make-Whole Amount, we intend to treat the acquisition termination redemption as a recapitalization for U.S. federal income tax purposes. As a result, no loss would be recognized upon such acquisition termination redemption, but the U.S. Holder would be required to recognize any gain in an amount equal to the lesser of (1) the cash payment (excluding cash received in lieu of a fractional share of Mandatory Convertible Preferred Stock and cash received attributable to accrued but unpaid dividends that have been declared) and (2) the excess of (i) the fair market value of shares of our common stock and cash received in the acquisition termination redemption (excluding shares of common stock or cash received attributable to accrued but unpaid dividends that have been declared) over (ii) the U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock at the time of redemption. Any gain recognized will be taxed as capital gain as long as it is “not essentially equivalent to a dividend” with respect to the U.S. Holder, and otherwise the acquisition termination redemption will be taxed in the same manner as a distribution as described above under “—Taxation of Distributions.” If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from an acquisition termination redemption would be considered “not essentially equivalent to a dividend” and would be treated as capital gain as described above under “—Sale or Other Taxable Disposition of Our Stock.” The U.S. Holder’s adjusted tax basis in shares of our common stock received upon redemption of Mandatory Convertible Preferred Stock would be the same as its adjusted tax basis in the Mandatory Convertible Preferred Stock, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment (other than any cash attributable to accrued but unpaid dividends that have been declared). A U.S. Holder’s holding period for the shares of our common stock received upon redemption of a Mandatory Convertible Preferred Stock would include the holding period for such Mandatory Convertible Preferred Stock.

Cash received in lieu of a fractional share of our common stock generally would be treated as a payment in exchange for the fractional share. Accordingly, assuming the acquisition termination redemption is not “essentially equivalent to a dividend,” the receipt of cash in lieu of a fractional share generally would result in capital gain or loss measured by the difference between the cash received for the fractional share and the adjusted tax basis in the fractional share. Shares of common stock and cash received that are attributable to accrued but unpaid dividends that have been declared will be taxable as described under “—Taxation of Distributions” above as if the U.S. Holder had received cash in respect of such dividends equal to the fair market value of such common stock on the date of the acquisition termination redemption. It is also possible that the receipt of the cash or common stock attributable to accrued but unpaid dividends that have not been declared, or to any make-whole dividend, may be considered to represent a dividend and would be taxable as described above under “Taxation of Distributions.” If a U.S. Holder receives solely cash pursuant to the payment of the Acquisition Termination Make-Whole Amount, assuming the acquisition termination redemption is not “essentially equivalent to a dividend,” such payment will be treated as described above under “—Sale or Other Taxable Disposition of Our Stock.”
Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with distributions on our Mandatory Convertible Preferred Stock or our common stock and the proceeds from a sale or other disposition of such stock, unless a U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.
Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
Distributions or other payments that are treated as dividends (see “—Tax Considerations Applicable to U.S. Holders—Taxation of Distributions,” “—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” and “—Acquisition Termination Redemption”), including distributions on our Mandatory Convertible Preferred Stock in the form of shares of our common stock and deemed distributions described above under “—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate,” generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) certifying your entitlement to benefits under a relevant income tax treaty. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our Mandatory Convertible Preferred Stock or our common stock, including the possible imposition of a “branch profits” tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Because deemed distributions or distributions made in common stock to a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such Non-U.S. Holder.

Gain on Disposition of Mandatory Convertible Preferred Stock or Common Stock
Subject to the discussions above under “—Taxation of Distributions,” and below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Mandatory Convertible Preferred Stock or our common stock unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States),

•
you are a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the you will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any; provided you have timely filed U.S. federal income tax returns with respect to such losses; or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other taxable disposition of our Mandatory Convertible Preferred Stock or our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our Mandatory Convertible Preferred Stock or our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Conversion of Mandatory Convertible Preferred Stock into Common Stock and Acquisition Termination Redemption
A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock or upon an acquisition termination redemption, except that (1) cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share and will be subject to the treatment described above under “—Gain on Disposition of Mandatory Convertible Preferred Stock or Common Stock,” (2) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” (3) cash or common stock received in respect of accrued and unpaid dividends or make-whole dividends that have not been declared should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” and (4) cash and common stock received upon an acquisition termination redemption should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Acquisition Termination Redemption.” In the case of payments described in (2), a Non-U.S. Holder should expect a withholding agent to withhold tax from such amounts, as described above under “—Taxation of Distributions.” In the case of payments described in (3) and (4), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Taxation of Distributions.” Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences to them.
Adjustments to Conversion Rate
As described above under “—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of the Mandatory Convertible Preferred Stock that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described under “—Taxation of Distributions.” It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder.
Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with payments of dividends on our Mandatory Convertible Preferred Stock and our common stock. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Mandatory Convertible Preferred Stock or our common stock. A Non-U.S. Holder may be subject to backup withholding on payments on our Mandatory Convertible Preferred Stock or our common stock or on the proceeds from a sale or other disposition of our common stock unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption. The provision of a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Mandatory Convertible Preferred Stock and our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Beneficial owners should consult their tax advisors regarding the effects of FATCA on their investment in our Mandatory Convertible Preferred Stock or our common stock.
The preceding discussion of certain U.S. federal income tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing, owning, converting, and disposing of the Mandatory Convertible Preferred Stock or common stock, including the consequences of any proposed changes in applicable laws.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Mandatory Convertible Preferred Stock by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”)
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
When considering an investment in the Mandatory Convertible Preferred Stock with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.
Prohibited Transaction Issues
Whether or not the underlying assets of KKR & Co. Inc., as issuer of the common stock and the Mandatory Convertible Preferred Stock, were deemed to include “plan assets,” as described below, we, certain of our subsidiaries and the underwriters, the Transfer Agent and Registrar, and our and their respective affiliates may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Code, with respect to many Covered Plans, as well as other arrangements subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans. Prohibited transactions within the meaning of ERISA or the Code could arise, for example, if the Mandatory Convertible Preferred Stock are acquired by or with the assets of a Covered Plan with respect to which we or any of our subsidiaries or our affiliates and the other persons referenced above is a party in interest or disqualified person, unless the transaction qualifies for an exemption from the prohibited transaction rules of Title I of ERISA and Section 4975 of the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code, unless relief is available under an applicable statutory or administrative exemption.
Exemptive relief from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Mandatory Convertible Preferred Stock. Those exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptive relief for certain arm’s-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest or disqualified person solely by reason of providing services to Covered Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring Mandatory Convertible Preferred Stock in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of these class exemptions, the Service Provider Exemption or any other exemption will be available with respect to any particular transaction involving the Mandatory Convertible Preferred Stock.

Plan Asset Issues
Regulations, promulgated under ERISA by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) generally provide, that when a Covered Plan acquires an equity interest in an entity that is neither a “publicly offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the total value of each class of such entity’s equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.
For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable”, (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Covered Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 the Exchange Act. The Mandatory Convertible Preferred Stock is being offered pursuant to a registered offering under the Securities Act and the Mandatory Convertible Preferred Stock will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that our Mandatory Convertible Preferred Stock will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis all the relevant facts and circumstances. It is anticipated that our Mandatory Convertible Preferred Stock will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.
Although no assurances can be given in this regard, we anticipate that the Mandatory Convertible Preferred Stock we are selling hereunder should qualify as a “publicly offered security” within the meaning of the Plan Asset Regulations.
Plans that are, whose assets constitute the assets of, governmental plans, certain church plans and non-United States plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors before purchasing the Mandatory Convertible Preferred Stock.
Certain Restrictions
Due to the foregoing requirements, the Mandatory Convertible Preferred Stock may not be purchased or held by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity or by reason of any Plan’s investment in the entity, or any person investing the assets of any Plan, unless such purchase, holding and disposition will not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code or a violation of any applicable Similar Law.
Accordingly, each purchaser and subsequent transferee, including any fiduciary purchasing the Mandatory Convertible Preferred Stock with the assets of any Plan will be deemed to have represented by its purchase or holding of the Mandatory Convertible Preferred Stock that either (a) it is not a Plan and is not purchasing or holding such shares on behalf of or with the assets of any Plan or (b) its purchase, holding and disposition of the Mandatory Convertible Preferred Stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our shares on behalf of or with the assets of any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such an investment and whether an exemption would be available for the purchase, holding and disposition of the Mandatory Convertible Preferred Stock.
Purchasers of our shares have exclusive responsibility for ensuring that their purchase and holding of our shares do not violate the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Law, as described above.

UNDERWRITING (CONFLICTS OF INTEREST)
Goldman Sachs & Co. LLC, KKR Capital Markets LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement among KKR & Co. Inc. and the representatives of the underwriters, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Mandatory Convertible Preferred Stock as set forth opposite each underwriter’s name below.
Underwriter	Number of shares
Goldman Sachs & Co. LLC
KKR Capital Markets LLC
Morgan Stanley & Co. LLC
Total	15,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares if they purchase any of the shares. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $   per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
We have granted the underwriters the option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 2,250,000 shares of Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the table above.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $   , which includes legal, accounting and printing costs and various other fees associated with registering the shares.
We have agreed that, with limited exceptions, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any shares of our common stock or any securities convertible into or exercisable or exchangeable for the common stock or any such similar, parity or senior securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such similar, parity or senior securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or any such similar, parity or senior securities, in cash or otherwise. This agreement does not apply to any existing employee benefit plans or exchanges or the issuance of shares of common stock pursuant to the conversion terms of the Mandatory Convertible Preferred Stock. The representatives in their sole discretion may release any of the securities subject to this lock-up agreement at any time.
Each of our directors and executive officers have also entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 30 days after the date of this prospectus, may not, without the prior written consent of the representatives, (1) offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock, (2) publicly file or participate in the public filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and related rules and regulations, any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock or (3) publicly announce an intention to effect any such transaction. The representatives may, in their sole discretion and at any time or from time to time before the termination of the 30-day period, release all or any portion of the securities subject to lock-up agreements.
Prior to this offering, there has been no public market for our Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “KKR PR C.” Our common stock is listed on the NYSE under the symbol “KKR.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. Listing the Mandatory Convertible Preferred Stock on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their shares easily.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our Mandatory Convertible Preferred Stock or common stock. However, the underwriters may engage in transactions that stabilize the price of the Mandatory Convertible Preferred Stock or common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our Mandatory Convertible Preferred Stock or common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Mandatory Convertible Preferred Stock or common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Mandatory Convertible Preferred Stock or preventing or retarding a decline in the market price of our Mandatory Convertible Preferred Stock. As a result, the price of our Mandatory Convertible Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Mandatory Convertible Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriters may engage in passive market making transactions in the Mandatory Convertible Preferred Stock or common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Mandatory Convertible Preferred Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Mandatory Convertible Preferred Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.
Other Relationships
The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such short positions could adversely affect future trading prices of our Mandatory Convertible Preferred Stock. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Conflicts of Interest
Global Atlantic was established on April 30, 2013 upon the separation from a majority of GS ownership in Global Atlantic, and GS remains a minority shareholder of Global Atlantic. As a result of our contemplated use of proceeds for this offering, Goldman Sachs & Co. LLC, an underwriter in this offering, and/or its affiliates will likely receive more than 5% of the net proceeds of this offering, not including underwriting commissions. Additionally, KKR Capital Markets, LLC is an indirect subsidiary of KKR & Co. Inc. FINRA Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. As a result of the above, Goldman Sachs & Co. LLC and KKR Capital Markets, LLC will be deemed to have “conflicts of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Goldman Sachs & Co. LLC and KKR Capital Markets, LLC.

will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities.
Notices to Certain International Prospective Investors
These securities are being offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation); or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
Furthermore, the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements of KKR & Co. Inc. as of December 31, 2019 and 2018, and for the years ended December 31, 2019, 2018 and 2017, incorporated in this prospectus supplement by reference from KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report dated February 14, 2020, which is incorporated herein by reference.
The audited historical financial statements of Global Atlantic Financial Group Limited included as Exhibit 99.1 to KKR & Co. Inc.’s Current Report on Form 8-K filed on August 10, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
KKR & Co. Inc. files annual, quarterly and special reports and other information with the SEC. The SEC maintains a website that contains reports, information statements and other information regarding KKR & Co. Inc. The SEC’s website address is www.sec.gov.
This prospectus supplement incorporates by reference the documents listed below that KKR & Co. Inc. has previously filed with the SEC. They contain important information about and the financial condition of KKR & Co. Inc. and its consolidated subsidiaries. Any information referred to in this way is considered part of this prospectus supplement from the date KKR & Co. Inc. files that document.
We incorporate by reference into this prospectus supplement the following documents or information filed by KKR & Co. Inc. with the SEC:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 18, 2020;
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 11, 2020, and for the fiscal quarter ended June 30, 2020, filed on August 10, 2020;
•
Current Reports on Form 8-K, filed on January 2, 2020, February 25, 2020, March 23, 2020, April 14, 2020 (Item 8.01 of the first Form 8-K filed on such day), April 16, 2020, April 21, 2020, July 10, 2020 (other than Item 7.01 and Exhibit 99.1 thereto) and August 10, 2020;

•
Description of our common stock and our preferred stock contained in the Registration Statements on Form 8-A/A, filed with the SEC on July 2, 2018, as such description is amended in the accompanying prospectus under “Description of Capital Stock”; and

•
All documents filed by KKR & Co. Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date that the securities offered by means of this prospectus supplement and the accompanying prospectus have been sold by the underwriters or the offering is otherwise terminated (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about KKR & Co. Inc. or its consolidated subsidiaries. The agreements may contain representations and warranties by KKR & Co. Inc. or its consolidated subsidiaries, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.
We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. Inc., Attention: Investor Relations, 9 West 57th Street, Suite 4200, New York, NY 10019. You also may contact us at (877) 610 4910 (U.S. callers) or +1 (212) 230 9410 (non-U.S. callers) or visit our website at http://www.kkr.com for copies of those documents. KKR & Co. Inc.’s website and the information contained on or accessible through its website are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the securities offered hereby.

PROSPECTUS

KKR & Co. Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
This prospectus relates to the following types of securities that may be offered for sale from time to time by us and any selling securityholders, together or separately:
•	shares of our common stock;
•	shares of our preferred stock;
•	debt securities;
•	depositary shares;
•	warrants to purchase debt or equity securities;
•	purchase contracts; and
•	units.
This prospectus describes the general manner in which these securities may be offered and sold. We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement carefully before you invest.
We or any selling securityholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.
Our common stock, 6.75% Series A Preferred Stock (“Series A Preferred Stock”) and 6.50% Series B Preferred Stock (“Series B Preferred Stock”) are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbols “KKR”, “KKR PR A” and “KKR PR B,” respectively.
In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 10, 2020

We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.
For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. This prospectus contains certain information about KKR & Co. Inc. and provides a general description of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we or any selling securityholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. Each time we or any selling securityholders sell these securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” before making an investment in any of the securities described in this prospectus.
Unless otherwise expressly stated or the context otherwise requires, references to “KKR,” “we,” “us” and “our” refer to KKR & Co. Inc. and its subsidiaries.
On January 1, 2020, KKR completed an internal reorganization (the “Reorganization”), in which (i) KKR Management Holdings L.P. and KKR International Holdings L.P., which were former intermediate holdings companies for KKR’s business, were combined with another intermediate holding company, KKR Fund Holdings L.P., which changed its name to KKR Group Partnership L.P. (“KKR Group Partnership”) and became the sole intermediate holding company for KKR's business, (ii) the issuers of each series of KKR’s then outstanding senior notes were contributed to KKR Group Partnership and the guarantees by KKR International Holdings L.P. and KKR Management Holdings L.P. under the senior notes were automatically and unconditionally released and discharged pursuant to the terms of the indentures governing such senior notes, with KKR Group Partnership remaining as a guarantor and (iii) the ownership interests of certain operating subsidiaries of KKR Group Partnership were reorganized. References to “KKR Group Partnerships” for periods prior to the Reorganization mean KKR Fund Holdings L.P., KKR Management Holdings L.P. and KKR International Holdings L.P., collectively, and references to “KKR Group Partnership” for periods following the Reorganization mean KKR Group Partnership L.P. References to a “KKR Group Partnership Unit” mean (i) one Class A partner interest in each of KKR Fund Holdings L.P., KKR Management Holdings L.P. and KKR International Holdings L.P., collectively, for periods prior to the Reorganization and (ii) one Class A partner interest in KKR Group Partnership for periods following the Reorganization. In connection with the Series A Preferred Stock and Series B Preferred Stock of KKR & Co. Inc., KKR Group Partnership has series of preferred units issued and outstanding with economic terms designed to mirror those of the Series A Preferred Stock and Series B Preferred Stock, respectively. Effective May 8, 2020, Class A common stock of KKR & Co. Inc. was renamed as common stock, and Class B common stock and Class C common stock of KKR & Co. Inc. were reclassified into Series I preferred stock and Series II preferred stock, respectively (the “Reclassification”). References to “common stock” for periods prior to the Reclassification mean Class A common stock of KKR & Co. Inc., and references to “Series I preferred stock” and “Series II preferred stock” for periods prior to the Reclassification mean Class B common stock and Class C common stock of KKR & Co. Inc., respectively. KKR & Co. Inc. has one class of common stock authorized and outstanding.
References to the “Series I Preferred Stockholder” are to KKR Management LLP, the holder of the sole share of our Series I preferred stock, and any successor or permitted assign that owns our Series I preferred stock at the applicable time.
References to our “funds” or our “vehicles” refer to investment funds, vehicles and accounts advised, sponsored or managed by one or more subsidiaries of KKR, including collateralized loan obligations and commercial real estate mortgage-backed securities vehicles, unless the context requires otherwise. They do not include investment funds, vehicles or accounts of any hedge fund manager with which we have formed a strategic partnership where we have acquired a non-controlling interest.
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KKR & CO. INC.
We are a leading global investment firm that manages multiple alternative asset classes including private equity, credit and real assets, with strategic partners that manage hedge funds. We aim to generate attractive investment returns for our fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with our portfolio companies. We invest our own capital alongside the capital we manage for fund investors and provide financing solutions and investment opportunities through our capital markets business.
Our executive offices are located at 9 West 57th Street, Suite 4200, New York, NY, 10019, and our telephone number is (212) 750-8300. Our website address is www.kkr.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. In addition to the risks discussed below under “Cautionary Note Regarding Forwarding-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “target,” “may,” “should,” “seek,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and our filings with the SEC.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.
The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.
We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”), copies of which have been previously filed by us with the SEC. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us” and “our” mean KKR & Co. Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.
Our authorized capital stock consists of 5,000,000,000 shares, all with a par value of $0.01 per share, of which:
•	3,500,000,000 are designated as common stock;
•
1,500,000,000 are designated as preferred stock, of which (w) 13,800,000 shares are designated as “6.75% Series A Preferred Stock” (“Series A Preferred Stock”), (x) 6,200,000 shares are designated as “6.50% Series B Preferred Stock” (“Series B Preferred Stock”), (y) 1 share is designated as “Series I Preferred Stock” (“Series I Preferred Stock”) and (z) 499,999,999 shares are designated as “Series II Preferred Stock” (“Series II Preferred Stock”).

Common Stock
Economic Rights
Dividends. Subject to preferences that apply to shares of Series A Preferred Stock and Series B Preferred Stock and any other shares of preferred stock outstanding at the time on which dividends are payable, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time ranking on a parity with our common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock, Series B Preferred Stock, Series I Preferred Stock, Series II Preferred Stock and any other outstanding shares of preferred stock.
Voting Rights
Our certificate of incorporation provides for holders of our common stock and our Series II Preferred Stock, voting together as a single class, to have the right to vote on the following matters:
•	any increase in the number of authorized shares of Series I Preferred Stock;
•
a sale of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by the Series I Preferred Stockholder in all or substantially all of our assets (including for the benefit of affiliates of the Series I Preferred Stockholder));

•
merger, consolidation or other business combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations); and

•	any amendment to our certificate of incorporation that would have a material adverse effect on the rights or preferences of our common stock relative to the other classes of our stock.

In addition, Delaware law would permit holders of our common stock to vote as a separate class on an amendment to our certificate of incorporation that would:
•	change the par value of our common stock; or
•	alter or change the powers, preferences, or special rights of the common stock in a way that would adversely affect the holders of our common stock.
Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Series I Preferred Stockholder and, in the case of any increase in the number of authorized shares of our Series I Preferred Stock, the holders of a majority in voting power of the common stock and Series II Preferred Stock, voting together as a single class. As a result, the Series I Preferred Stockholder can approve an increase or decrease in the number of authorized shares of common stock and Series II Preferred Stock without a separate vote of the holders of the common stock or the Series II Preferred Stock, as applicable. This could allow us to increase and issue additional shares of common stock and/or Series II Preferred Stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of the common stock or the Series II Preferred Stock, as applicable.
Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of common stock will be entitled to a number of votes equal to the number of shares of common stock held with respect to any matter on which the common stock is entitled to vote.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Limited Call Right
If at any time:
(i)	less than 10% of the then issued and outstanding shares of any class (other than preferred stock) are held by persons other than the Series I Preferred Stockholder and its affiliates; or
(ii)	we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, we will have the right, which we may assign in whole or in part to the Series I Preferred Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.
As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors can also increase or decrease the number of shares of any series of preferred stock (other than the Series A Preferred Stock and Series B Preferred Stock or, so long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, increases in the authorized number of shares of Series A senior stock or Series B senior stock (as each is defined below), respectively), but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the common stock or the proportion of voting power held by, or other relative rights of, the holders of the common stock.

As of the date of this prospectus, our certificate of incorporation has designated four series of preferred stock, Series A Preferred Stock, Series B Preferred Stock, Series I Preferred Stock and Series II Preferred Stock, each of which is outstanding.
Series A Preferred Stock
In March 2016, KKR & Co. L.P. issued 13,800,000 6.75% Series A Preferred Units (“Series A Preferred Units”). In connection with our conversion to a corporation, each Series A Preferred Unit outstanding immediately prior to the conversion converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock.
Economic rights. Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.
Dividends on the Series A Preferred Stock are non-cumulative.
Ranking. Shares of the Series A Preferred Stock rank senior to our common stock and equally with shares of our Series B Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series A parity stock”). Shares of the Series A Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series B Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights.
Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series A senior stock”). We currently have no Series A senior stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series A senior stock.
Maturity. The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.
Optional redemption. We may not redeem the Series A Preferred Stock prior to June 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.
Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.
Change of control redemption. If a change of control event occurs prior to June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.
If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after June 15, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.
A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the KKR Group Partnership (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or the KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
Voting rights. Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.
Whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and any other series of Series A parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series B Preferred Stock, the “Series A voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A voting preferred stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i)
to amend, alter or repeal any provision of our certificate of incorporation relating to the Series A Preferred Stock or series of Series A voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A voting preferred stock, or

(ii)
to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A voting preferred stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A voting preferred stock (including the Series A Preferred Stock for this purpose) as a class.
However, we may create additional series or classes of Series A parity stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.
In addition, if at any time any person or group (other than the Series I Preferred Stockholder and its affiliates, or a direct or subsequently approved transferee of the Series I Preferred Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”
Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.
No conversion rights. The shares of Series A Preferred Stock are not convertible into common stock or any other class or series of our capital stock or any other security.
Series A GP Mirror Units. In connection with the Series A Preferred Stock, we hold a series of preferred units issued by the KKR Group Partnership (the “Series A GP Mirror Units”), with economic terms designed to mirror those of the Series A Preferred Stock. The terms of the Series A GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series A GP Mirror Units issued by the KKR

Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, the KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series A GP Mirror Units also provide that, in the event that the KKR Group Partnership liquidates, dissolves or winds up, the KKR Group Partnership may not declare or pay or set apart payment on its common units or any other units ranking junior to the Series A GP Mirror Units unless the outstanding liquidation preference on all outstanding Series A GP Mirror Units have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of the KKR Group Partnership in a transaction whereby the surviving person, if not the KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series A GP Mirror Units and satisfies certain other conditions, (ii) in the case of a merger or consolidation of the KKR Group Partnership that does not, or sale, assignment, transfer, lease or conveyance of KKR Group Partnership assets that do not, constitute a Substantially All Merger or Substantially All Sale (as such terms are defined in the limited partnership agreement governing the KKR Group Partnership (the “KKR Group Partnership LPA”)), (iii) the sale or disposition of the KKR Group Partnership should the KKR Group Partnership not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC, (iv) the Series A Preferred Stock have been fully redeemed, (v) transactions where the assets of KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to a successor of KKR Group Partnership or any future partnership designated as a Group Partnership (as such term is defined in the KKR Group Partnership LPA) and (vi) any Permitted Transfer or Permitted Reorganization (as such terms are defined in the KKR Group Partnership LPA). The Series B GP Mirror Units (as defined below) rank equally with the Series A GP Mirror Units.
Series B Preferred Stock
In June 2016, KKR & Co. L.P. issued 6,200,000 6.50% Series B Preferred Units (“Series B Preferred Units”). In connection with our conversion to a corporation, each Series B Preferred Unit outstanding immediately prior to the conversion converted into one issued and outstanding, fully paid and nonassessable share of Series B Preferred Stock.
Economic rights. Dividends on the Series B Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.50% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.
Dividends on the Series B Preferred Stock are non-cumulative.
Ranking. Shares of the Series B Preferred Stock rank senior to our common stock and equally with shares of our Series A Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series B Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series B parity stock”). Shares of the Series B Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock. Holders of the Series B Preferred Stock do not have preemptive or subscription rights.
Shares of the Series B Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series B Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series B senior stock”). We currently have no Series B senior stock outstanding. While any shares of Series B Preferred Stock are outstanding, we may not authorize or create any class or series of Series B senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all other series of Series B voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series B senior stock.
Maturity. The Series B Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series B Preferred Stock.
Optional redemption. We may not redeem the Series B Preferred Stock prior to September 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after September 15,

2021, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at a price of $25.00 per share of Series B Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.
Holders of the Series B Preferred Stock will have no right to require the redemption of the Series B Preferred Stock.
Change of control redemption. If a change of control event occurs prior to September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series B Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.
If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after September 15, 2021), the dividend rate per annum on the Series B Preferred Stock will increase by 5.00%.
A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the KKR Group Partnership (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.
The change of control redemption feature of the Series B Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or the KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
Voting rights. Except as indicated below, the holders of the Series B Preferred Stock will have no voting rights.
Whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and any other series of Series B parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series A Preferred Stock, the “Series B voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Stock and such Series B voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series B Preferred Stock.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all series of Series B voting preferred stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i)
to amend, alter or repeal any provision of our certificate of incorporation relating to the Series B Preferred Stock or series of Series B voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series B Preferred Stock or series of Series B voting preferred stock, or

(ii)
to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series B Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series B voting preferred stock (including the Series B Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series B voting preferred stock (including the Series B Preferred Stock for this purpose) as a class.
However, we may create additional series or classes of Series B parity stock and any equity securities that rank junior to our Series B Preferred Stock and issue additional series of such stock without the consent of any holder of the Series B Preferred Stock.

In addition, if at any time any person or group (other than the Series I Preferred Stockholder and its affiliates, or a direct or subsequently approved transferee of the Series I Preferred Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series B Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”
Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series B Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series B Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series B Preferred Stock following the satisfaction of all claims ranking senior to the Series B Preferred Stock.
No conversion rights. The shares of Series B Preferred Stock are not convertible into common stock or any other class or series of our capital stock or any other security.
Series B GP Mirror Units. In connection with the Series B Preferred Stock, we hold a series of preferred units issued by the KKR Group Partnership (the “Series B GP Mirror Units”), with economic terms designed to mirror those of the Series B Preferred Stock. The terms of the Series B GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series B GP Mirror Units issued by the KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, the KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series B GP Mirror Units also provide that, in the event that the KKR Group Partnership liquidates, dissolves or winds up, the KKR Group Partnership may not declare or pay or set apart payment on its common units or any other units ranking junior to the Series B GP Mirror Units unless the outstanding liquidation preference on all outstanding Series B GP Mirror Units have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of the KKR Group Partnership in a transaction whereby the surviving person, if not the KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series B GP Mirror Units and satisfies certain other conditions, (ii) in the case of a merger or consolidation of the KKR Group Partnership that does not, or sale, assignment, transfer, lease or conveyance of KKR Group Partnership assets that do not, constitute a Substantially All Merger or Substantially All Sale (as such terms are defined in the KKR Group Partnership LPA)), (iii) the sale or disposition of the KKR Group Partnership should the KKR Group Partnership not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC, (iv) the Series B Preferred Stock have been fully redeemed, (v) transactions where the assets of KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to a successor of KKR Group Partnership or any future partnership designated as a Group Partnership (as such term is defined in the KKR Group Partnership LPA) and (vi) any Permitted Transfer or Permitted Reorganization (as such terms are defined in the KKR Group Partnership LPA). The Series A GP Mirror Units rank equally with the Series B GP Mirror Units.
Forum selection. The federal district courts of the United States of America are the exclusive forums for resolving any complaint brought by any holder of Series B Preferred Stock (including any holder of beneficial interests in shares of Series B Preferred Stock) asserting a cause of action arising under the United States federal securities laws (except, and only to the extent, that any such claims, actions or proceedings are of a type for which such a holder may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to internal corporate claims of KKR & Co. Inc. as set forth under Section 115 of the Delaware General Corporation Law (the “DGCL”).
Series I Preferred Stock
Economic rights. Except for any distribution required by the DGCL to be made upon a dissolution event, the Series I Preferred Stockholder does not have any rights to receive dividends.
Voting rights. The Series I Preferred Stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our stockholders.

Except as otherwise expressly provided by applicable law, only the vote of the Series I Preferred Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:
(1)
amendments to provisions relating to approvals of the transfer of the Class B units in the KKR Group Partnership, Series I Preferred Stockholder approvals for certain actions and the appointment or removal of the Chief Executive Officer or Co-Chief Executive Officers;

(2)	a change in our name, our registered agent or our registered office;
(3)	an amendment that our board of directors determines to be necessary or appropriate to address certain changes in U.S. federal, state and local income tax regulations, legislation or interpretation;
(4)
an amendment that is necessary, in the opinion of our counsel, to prevent us or our indemnitees from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(5)	a change in our fiscal year or taxable year;
(6)
an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(7)	any amendment expressly permitted in our certificate of incorporation to be made by the Series I Preferred Stockholder acting alone;
(8)
an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;

(9)
an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of the KKR Group Partnership that requires unitholders of the KKR Group Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the KKR Group Partnership;

(10)
any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our certificate of incorporation;

(11)
a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation;

(12)	any amendment that our board of directors determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or
(13)	any other amendments substantially similar to any of the matters described in (1) through (12) above.
In addition, except as otherwise provided by applicable law, the Series I Preferred Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:
(1)	do not adversely affect the stockholders considered as a whole (or adversely affect any particular class or series of stock as compared to another class or series) in any material respect;
(2)
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S. agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the DGCL);

(3)
are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock are or will be listed for trading;

(4)	are necessary or appropriate for any action taken by us relating to splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or
(5)	are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.
Actions requiring Series I Preferred Stockholder approval. Certain actions require the prior approval of the Series I Preferred Stockholder, including, without limitation:
•	entry into a debt financing arrangement in an amount in excess of 10% of our then existing long-term indebtedness (other than with respect to intercompany debt financing arrangements);
•
issuances of securities that would (i) represent at least 5% of any class of equity securities or (ii) have designations, preferences, rights priorities or powers that are more favorable than the common stock;

•	adoption of a shareholder rights plan;
•
amendment of our certificate of incorporation, certain provisions of our bylaws relating to our board of directors and officers, quorum, adjournment and the conduct of stockholder meetings, and provisions related to stock certificates, registrations of transfers and maintenance of books and records of KKR & Co. Inc. and the operating agreement of the KKR Group Partnership;

•	the appointment or removal of our Chief Executive Officer or a Co-Chief Executive Officer;
•	merger, sale or other dispositions of all or substantially all of the assets, taken as a whole, of us and our subsidiaries, and the liquidation or dissolution of us or the KKR Group Partnership; and
•
the withdrawal, removal or substitution of any person as the general partner of the KKR Group Partnership or the transfer of beneficial ownership of all or any part of a general partner interest in the KKR Group Partnership to any person other than a wholly-owned subsidiary.

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series I Preferred Stock will be entitled to a payment equal to $0.01 per share of Series I Preferred Stock.
Transferability. The Series I Preferred Stockholder may transfer all or any part of the Series I Preferred Stock held by it with the written approval of our board of directors and a majority of the controlling interest of the Series I Preferred Stockholder without first obtaining approval of any other stockholder so long as the transferee assumes the rights and duties of the Series I Preferred Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and furnishes an opinion of counsel regarding limited liability matters. The foregoing limitations do not preclude the members of the Series I Preferred Stockholder from selling or transferring all or part of their limited liability company interests in the Series I Preferred Stockholder at any time.
Series II Preferred Stock
Economic rights. Except for any distribution required by the DGCL to be made upon a dissolution event, holders of our Series II preferred stock do not have any rights to receive dividends.
Voting rights. Our certificate of incorporation provides for holders of our common stock and our Series II Preferred Stock, voting together as a single class, to have the right to vote on certain matters. See “Common Stock—Voting Rights.”
In addition, holders of our Series II Preferred Stock will be entitled to vote separately as a class on any amendment to our certificate of incorporation that changes certain terms of the Series II Preferred Stock or is inconsistent with such terms, changes the par value of the shares of Series II Preferred Stock or adversely affects the rights or preferences of the Series II Preferred Stock.
So long as the ratio at which KKR Group Partnership Units (as defined below) are exchangeable for our common stock remains on a one-for-one basis, holders of our Series II Preferred Stock shall vote together with holders of our common stock as a single class and on an equivalent basis. If the ratio at which KKR Group Partnership Units are exchangeable for our common stock changes from a one-for-one basis, the number of votes to which the holders of the Series II Preferred Stock are entitled will be adjusted accordingly.

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series II Preferred Stock will be entitled to a payment equal to $0.000000001 per share of Series II Preferred Stock.
Transfers and cancellations. Units in the KKR Group Partnership (the “KKR Group Partnership Units”) that are held by KKR Holdings are exchangeable for shares of our common stock on a one-for-one basis, subject to customary adjustments for splits, stock dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When a KKR Group Partnership Unit is exchanged for a share of common stock, the corresponding share of Series II Preferred Stock shall automatically be cancelled and retired with no consideration being paid or issued with respect thereto.
No shares of Series II Preferred Stock may be issued by us except to a holder of KKR Group Partnership Units, such that after such issuance of Series II Preferred Stock, such holder of KKR Group Partnership Units holds an identical number of KKR Group Partnership Units and shares of Series II Preferred Stock. No shares of Series II Preferred Stock may be transferred by the holder thereof except (i) for no consideration to us upon which transfer such shares shall automatically be cancelled, or (ii) together with the transfer of an identical number of KKR Group Partnership Units made to the transferee of such KKR Group Partnership Units made in compliance with our bylaws.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of the Series I Preferred Stockholder and its affiliates and any member, partner, Tax Matters Partner (as defined in U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect prior to 2018), Partnership Representative (as defined in the Code), officer, director, employee agent, fiduciary or trustee of any of KKR or its subsidiaries, the KKR Group Partnership, the Series I Preferred Stockholder or any of our or the Series I Preferred Stockholder’s affiliates and certain other specified persons (collectively, the “Indemnitees”). Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Series I Preferred Stockholder has agreed that its sole business will be to act as the Series I Preferred Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except in connection therewith.
Anti-Takeover Provisions
Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Series II Preferred Stock. Our common stock is entitled to vote on matters provided by our certificate of incorporation and Delaware law. Our certificate of incorporation provides that generally, with respect to any matter on which the common stock is entitled to vote, such vote shall require a majority or more of all the outstanding shares of common stock and Series II Preferred Stock voting together as a single class. As of June 30, 2020, KKR Holdings owned 285,978,495 shares of Series II Preferred Stock, representing approximately 33.8% of the total combined voting power of the common stock and Series II Preferred Stock. As a result, with respect to any matter as to which common stock may be entitled to vote, depending on the number of shares of outstanding shares of common stock and Series II Preferred Stock actually voted, our senior employees have sufficient voting power to substantially influence matters subject to the vote.

Election of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Series I Preferred Stockholder has the sole authority to elect directors.
Removal of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Series I Preferred Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.
Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the Series I Preferred Stockholder.
Loss of voting rights. If at any time any person or group (other than the Series I Preferred Stockholder and its affiliates, or a direct or subsequently approved transferee of the Series I Preferred Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote.
Requirements for advance notification of stockholder proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which our common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.
Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Series I Preferred Stockholder or, if at any time any stockholders other than the Series I Preferred Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Common stock and Series II Preferred Stock are considered the same class for this purpose.
Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the New York Stock Exchange. Our certificate of incorporation permits stockholder action by written consent by stockholders other than the Series I Preferred Stockholder only if consented to by the board of directors in writing.
Actions requiring Series I Preferred Stockholder approval. Certain actions require the prior approval of the Series I Preferred Stockholder. See “Preferred Stock—Series I Preferred Stock—Actions requiring Series I Preferred Stockholder approval” above.
Amendments to our certificate of incorporation requiring Series I Preferred Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Series I Preferred Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments. See “Preferred Stock—Series I Preferred Stock—Voting Rights” above:
Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require the sole approval of the Series I Preferred Stockholder, any amendments to our certificate of incorporation require the vote or consent of stockholders holding at least 90% in voting power of our common stock and Series II Preferred Stock unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of such stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our common stock and Series II Preferred Stock.
Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Series I Preferred Stockholder and with the approval of the holders of at least a majority in voting power of our common stock and Series II Preferred Stock stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our common stock and Series II Preferred Stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Common Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our common stock and Series II Preferred Stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our common stock and Series II Preferred Stock.
Series A and Series B Preferred Stock. The rights of holders of our Series A Preferred Stock and Series B Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders. See “Preferred Stock” above.
Choice of forum. Unless we consent in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, the federal district court located in the State of Delaware) is the exclusive forum for resolving (i) any derivative action, suit or proceeding brought on behalf of the corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding brought by any holder of Series B Preferred Stock (including any holder of beneficial interests in shares of Series B Preferred Stock) asserting a cause of action arising under the Securities Act, in each case except as otherwise provided in our certificate of incorporation for any series of our preferred stock.
Business Combinations
We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock, Series A Preferred Stock and Series B Preferred Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our common stock, Series A Preferred Stock and Series B Preferred Stock are listed on the New York Stock Exchange under the ticker symbols “KKR”, “KKR PR A” and “KKR PR B,” respectively.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
We may issue the debt securities in one or more series under an indenture between us and the trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented.
The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
As used in this section, “we,” “us” and “our” mean KKR & Co. Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the indenture.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.
Provisions of Indenture
The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;
•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;
•
the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;
•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•
our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•
if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•
if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;
•
if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and
•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).
Interest
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.
Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
Unless otherwise indicated in the applicable prospectus supplement:
•
For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•
For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.
Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.
By no later than 10:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;
•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or
•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:
•
we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions and has assumed by supplemental indenture all of our obligations under the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and
•
we deliver to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and we will be released from all of our liabilities and obligations under the indenture and under the debt securities.
Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant:
•
a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•
a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•
a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

•	“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.
No Gross Up
We and the trustee will be entitled to deduct amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), and neither we nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.
Events of Default
Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:
(1)	default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;
(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;
(4)
default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we pursuant to or within the meaning of the Bankruptcy Law (as defined below):
•	commence a voluntary case or proceeding;
•	consent to the entry of an order for relief against us in an involuntary case or proceeding;
•	consent to the appointment of a Custodian of us or for all or substantially all of our property;
•	make a general assignment for the benefit of our creditors;
•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;
•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or
•	take any comparable action under any foreign laws relating to insolvency;
(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;
•	appoints a Custodian of us or for all or substantially all of our property; or
•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or
(7)	any other event of default provided with respect to debt securities of that series occurs.
“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:
(1)
an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)
the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;
(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and
(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.
The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
•	change the stated maturity of the principal of, or installment of interest on, any debt security;
•
reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;
•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;
•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;
•
modify any provisions in the indenture regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	subordinate the debt security of any series to any of our other obligation; or
•	modify any of the above provisions.
We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:
•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;
•
to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;
•	to add one or more guarantees for the benefit of holders of the debt securities;
•	to secure the debt securities;
•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;
•	to establish the form or terms of debt securities of any series as permitted by the indenture;
•	to comply with the rules of any applicable securities depository;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, to correct or supplement any provision of the indenture;
•
to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•
to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.
The indenture provides that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.
As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:
(1)
DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2)	an event of default with respect to such global security has occurred and be continuing;
(3)	we deliver to the trustee an order to such effect; or
(4)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The trustee under the indenture will be named in the applicable prospectus supplement.
The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of common stock or preferred stock, rather than shares of common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common stock or preferred stock. The shares of common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:
•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION
We or any selling securityholders may sell the securities offered by this prospectus:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through agents; or
•	through a combination of any of these methods of sale.
The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the securities covered by this prospectus, including the following:
•	the method of distribution of the securities offered thereby;
•	the names of any underwriters or agents;
•	the proceeds we will receive from the sale, if any;
•	any discounts and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the applicable securities may be listed.
The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell the securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell the securities directly, in which case no underwriters or agents would be involved.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We or any selling securityholders may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS
The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common stock.

EXPERTS
The financial statements incorporated in this prospectus by reference from KKR’s Annual Report on Form 10-K and the effectiveness of KKR’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of Global Atlantic Financial Group Limited included as Exhibit 99.1 to KKR & Co. Inc.’s Current Report on Form 8-K filed on August 10, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be sold pursuant to this prospectus. The registration statement, including the exhibits attached or incorporated by reference to the registration statement, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information from this prospectus.
We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
We incorporate by reference into this prospectus the following documents or information filed by KKR & Co. Inc. with the SEC:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 18, 2020;
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 11, 2020, and for the fiscal quarter ended June 30, 2020, filed on August 10, 2020;
•
Current Reports on Form 8-K, filed on January 2, 2020, February 25, 2020, March 23, 2020, April 14, 2020 (Item 8.01 of the first Form 8-K filed on such day), April 16, 2020, April 21, 2020, July 10, 2020 (other than Item 7.01 and Exhibit 99.1 thereto) and August 10, 2020; and

•
Description of our common stock and our preferred stock contained in the Registration Statements on Form 8-A/A, filed with the SEC on July 2, 2018, as such description is amended herein under “Description of Capital Stock.”

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. Inc., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations. You also may contact us at 1-877-610-4910 or visit our website at www.kkr.com for copies of those documents. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

KKR & Co. Inc.
15,000,000 Shares
  % Series C Mandatory Convertible Preferred Stock

PRELIMINARY PROSPECTUS SUPPLEMENT
   , 2020
Joint Book-Running Managers
Goldman Sachs & Co. LLC	KKR	Morgan Stanley